UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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ORCHID ISLAND CAPITAL, INC.
(Name of Registrant as Specified In Its Charter)

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3305 Flamingo Drive
Vero Beach, Florida 32963
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2021
Dear Stockholder:
The 2021 Annual Meeting of Stockholders of Orchid Island Capital, Inc., a Maryland corporation, will be held at our principal executive office, located at 3305 Flamingo Drive, Vero Beach, Florida on June 15, 2021, at 8:00 a.m., Eastern Time, for the following purposes:
1.	To elect six directors, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified;
2.	To ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2021;
3.	To approve, by a non-binding vote, our executive compensation;
4.	To approve our 2021 Plan; and
5.	To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
We intend to hold our annual meeting in person in accordance with the requirements, suggestions and protocols that federal, state and local governments have in effect at the time of the meeting regarding the COVID-19 pandemic. However, if the Board of Directors decides that it is not possible or advisable to hold our annual meeting in person, we may convert the annual meeting to a virtual meeting. We will issue a press release as promptly as practicable giving notice of the conversion to a virtual meeting and explain the means of remote communication and the place at which a requesting stockholder may access the meeting on the Internet.
The Board of Directors has fixed the close of business on April 15, 2021 as the record date for the annual meeting. Only holders of record of our common stock, $0.01 par value per share, as of that date are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement thereof. A list of stockholders entitled to vote at the annual meeting will be available at the annual meeting.
Your vote is very important. If you do not provide voting instructions, your shares will not be voted or counted on several important matters. We urge you to vote as soon as possible after you receive these proxy materials, even if you plan on attending the annual meeting. These materials explain how to vote via mail, phone or Internet.
Admission to the annual meeting will be by admission ticket only. If you are a stockholder of record and plan to attend, tear off the admission ticket from the top half of your proxy card and bring it and a photo ID with you so that you may gain admission to the meeting. If your shares are held through a broker, please contact your broker and request that the broker obtain an admission ticket for you or provide you with evidence of your share ownership, which will gain you admission to the annual meeting.
By Order of the Board of Directors,
Robert E. Cauley
Chairman of the Board and CEO
Vero Beach, Florida
April 22, 2021

ORCHID ISLAND CAPITAL, INC.
3305 Flamingo Drive
Vero Beach, Florida 32963
(772) 231-1400
PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2021
This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or the “Board”) of Orchid Island Capital, Inc., a Maryland corporation, for use at our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 15, 2021, at 8:00 a.m. Eastern Time at the principal executive office of Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963, and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders, and at any adjournments or postponements to the meeting. Unless the context requires otherwise, references in this proxy statement to “ORC,” “our company,” “we,” “us” and the “Company” refer to Orchid Island Capital, Inc.
This proxy statement, the accompanying proxy card and our annual report to stockholders, which includes our annual report on Form 10-K with audited financial statements for the year ended December 31, 2020 (our “2020 Annual Report”), are first being sent to our common stockholders on or about April 22, 2021.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 15, 2021:
This proxy statement and our 2020 Annual Report are available on the Internet at https://ir.orchidislandcapital.com. On this website, you will be able to access this proxy statement, our 2020 Annual Report, and any amendments or supplements to the foregoing material that is required to be furnished to stockholders.
At the Annual Meeting, action will be taken to:
(i)	elect six directors, each to hold office until the next annual meeting of stockholders and until his or her successor is elected and qualified;
(ii)	ratify the appointment of BDO USA, LLP (“BDO”) as our independent registered public accounting firm for the fiscal year ending December 31, 2021;
(iii) approve, by a non-binding vote, our executive compensation; and
(iv) approve our 2021 Plan.
At the discretion of the proxy holders, proxies may be voted on any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

PROXY STATEMENT SUMMARY
This summary highlights certain information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider, and you should read the entire proxy statement carefully before voting.
 Our Company
Orchid Island Capital, Inc., a Maryland corporation (“Orchid,” the “Company,” “we” or “us”), is a specialty finance company that invests in residential mortgage-backed securities (“RMBS”). The principal and interest payments of these RMBS are guaranteed by the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”) or the Government National Mortgage Association (“Ginnie Mae” and, collectively with Fannie Mae and Freddie Mac, the “GSEs”) and are backed primarily by single-family residential mortgage loans. We refer to these types of RMBS as “Agency RMBS.” Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS, such as mortgage pass through certificates and collateralized mortgage obligations issued by the GSEs, and (ii) structured Agency RMBS, such as interest only securities, inverse interest only securities and principal only securities, among other types of structured Agency RMBS. We are organized and conduct our operations to qualify to be taxed as a real estate investment trust (a “REIT”) for U.S. federal income tax purposes.
ITEMS OF BUSINESS AND VOTING RECOMMENDATIONS
Items for Vote	Board Recommendation
1. Elect the six directors named in this proxy statement	FOR all nominees
2.  Ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for 2021
3.  Approve, by a non-binding vote, the overall executive compensation philosophy as described in the “Executive Compensation” section of this proxy statement
4.  Approve our 2021 Plan
FOR FOR FOR
Stockholders may be asked to consider any other business properly brought before the meeting or any adjournment or postponement thereof. The Board is not aware of any other business that might be brought before the meeting.
VOTING AND ADMISSION TO 2021 ANNUAL MEETING OF STOCKHOLDERS
Voting. Stockholders as of the record date, April 15, 2021, will be entitled to vote. Each share of common stock outstanding on the record date is entitled to one vote for each share of our common stock held.
Even if you plan to attend our Annual Meeting in person, please cast your vote as soon as possible by:
Accessing the Internet	Calling toll-free from the United States, U.S. territories and Canada	Mailing your signed proxy or voting instruction form
Check your proxy or voting instruction form for the web address of our Internet voting site and toll-free telephone voting number.
Each stockholder’s vote is important. Please submit your vote and proxy via the Internet, by telephone, or complete, sign, date and return your proxy or voting instruction form.

CORPORATE GOVERNANCE PRACTICES AND STOCKHOLDER OUTREACH
 Corporate Governance Highlights
•	Held 20 Board meetings in 2020.
•	Independent directors met in executive sessions.
•	All director nominees serve on no more than three public company boards.
•	One-third of our directors are women.
•	One-third or our directors are diverse.
•	One of our six directors joined the Board within the past four years.
•
Bylaw Amendments. In 2019, we changed our Bylaws so that the power to alter, amend or repeal the Company’s Bylaws is no longer vested exclusively with the Board. The Company’s stockholders, in addition to the Board, now have the power to alter, amend or repeal the Bylaws and to make new Bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of common stock in the Company then outstanding and entitled to vote on the proposed amendment.

•
Compensation “Clawback”  Policy. Incentive compensation paid to named executive officers whose actions cause, or contribute to, a restatement of the Company’s reported financial or operating results is subject to recoupment.

•	Minimum Stock Ownership Guidelines. We have robust stock ownership and retention policies for our directors and executive officers.
•	Policy Prohibiting Pledging and Hedging. Directors and executive officers are prohibited from engaging in short-selling, pledging, or hedging transactions in the Company’s securities.
•	Annual Board and Committee Self-Evaluations.
 Director Elections
•	Annual election of all directors.
•
Majority Vote and Director Resignation Policy. In 2019, we changed the voting standard for director elections from a plurality voting standard to a majority voting standard in uncontested elections, and adopted a director resignation policy, whereby incumbent directors who fail to receive a majority of the votes cast are required to tender a letter of resignation to the Board.

 Board Independence
•	Four of six director nominees are independent.
•	All Board committees consist solely of independent directors.
•	Lead Independent Director – Frank P. Filipps.
•	Two independent director nominees have been determined to be “audit committee financial experts”.

 Stockholder Outreach
•
We have continued our stockholder outreach efforts and intend to expand our stockholder outreach efforts further in the future. In response to stockholder feedback, and in line with our ongoing evaluation of our corporate governance practices and commitment to improved transparency, we have adopted several enhancements to our corporate governance and added enhanced disclosure to our proxy statement.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (“ESG”) ACHIEVEMENTS AND HIGHLIGHTS
We seek to drive financial performance while engaging in environmentally and socially responsible business practices grounded in sound corporate governance. We believe that disclosure about our ESG practices allows our stockholders to see our company holistically and understand its trajectory beyond business fundamentals and financial metrics. Although we have a limited ability to take action on a large scale because we only have one office and no employees, we continue to seek to manage our business in a way that provides positive financial, environmental and social outcomes for our stakeholders.
Environmental Initiatives
The Company has undertaken a number of green initiatives that conserve energy and reduce waste in an effort to minimize the impact of our operations on the environment.
Recycling.  We use an outside vendor to collect all paper products produced by our operations to collect and recycle the paper on a regular basis. Whenever possible, we recycle electronic equipment and ink cartridges and use recycled paper products to further reduce our impact on the environment.
Reusable Drinkware. This past year we provided employees of our Manager with reusable drinkware to reduce disposable cups and single use drink products.
Reduced Electricity Usage. We attempt to minimize our use of electricity in operating our business. The primary uses of electricity in our business are lighting, temperature control and technology. While we are limited in our ability to limit the use of electricity for our use of technology, we have made investments into our office to reduce the amount of electricity used in lighting and temperature control. For example, we have reduced the wattage of all office lighting to the fullest extent possible and installed shutters on all windows to reduce the effect of sunlight on the ambient temperature inside our office building.  We also installed icynene insulation to further reduce our consumption of electricity. These collective actions permit us to maintain a comfortable temperature in our office with the minimal consumption of electricity.
Socially Conscious
The employees of our Manager drive our success and we are committed to investing in their professional and personal development. We strive to create a dynamic environment where all employees of our Manager can achieve and contribute. The employees of our Manager enjoy what we believe are excellent subsidized health and wellness benefits, reimbursed professional training and development, on-site food and beverages and telecommuting opportunities.
We value diversity and inclusion in the employees of our Manager and our Board of Directors. We recently were recognized for 2020 by Women on Boards as 50% of our external directors and 33% of our entire Board are women.  Among the Manager’s employees, 28% are women.
In addition, one of our directors is African-American and another is a member of the LGBTQ+ community.

The Company plays an integral role in providing permanent financing for residential mortgages originated for American homeowners across the United States.  As of December 31, 2020, the Company owned Agency RMBS backed by 21,501 home loans and owned a partial interest in Agency RMBS backed by 98,857 more home loans. Of these loans approximately 24% were made to first time home buyers. Approximately 99.6% of our assets are backed by loans made to Americans with GSE conforming loan sizes, homeowners who make up the backbone of the American economy.
Governance Highlights
We are committed to sound corporate governance, which strengthens the accountability of our Board and promotes the long-term interests of our stockholders. We believe that our corporate governance standards and policies yield honest, transparent and accountable directors and executive officers. The summary below highlights our Board and leadership practices and notable stockholder rights, as further discussed below.
• Majority of directors are independent (4 out of 6 current directors)
• All Board committees are composed of independent directors
• Independent directors conduct executive sessions
• Directors maintain open communication and strong working relationships among themselves and regular access to management
• Directors conduct robust annual Board and committee self-assessment process
• Directors and executives adhere to minimum stock ownership guidelines
• Executives are prohibited from pledging, hedging or engaging in short sales involving our securities
• Executives are subject to a claw-back policy • No stockholder rights plan or “poison pill”
• Majority voting for the uncontested election of directors where directors are elected by a majority of the votes cast
• Stockholders have the right to amend bylaws
• All directors elected annually (declassified Board)
• Annual say-on-pay voting
• Stockholder engagement efforts

• Annual review of succession planning for senior management
• Two Audit Committee financial experts
• Full member of National Association of Corporate Directors
• Board members and senior management attend seminars conducted by industry experts covering accounting, corporate governance and legal issues

• Company maintains a Code of Business Conduct and Ethics, Code of Ethics for Senior Financial Officers and Corporate Governance Guidelines

• Company maintains a Confidential Whistleblower Policy and Related Party Transaction Policy
Company maintains a Confidential Whistleblower Policy and Related Party Transaction Policy
Governance Documents
Governance policies and other governance documents are available on the Company’s website at: https://ir.orchidislandcapital.com. The information on our website is not a part of this proxy statement.

GENERAL INFORMATION ABOUT VOTING
 Solicitation of Proxies
The enclosed proxy is solicited by and on behalf of our Board. We will bear the expense of soliciting proxies for the Annual Meeting, including the mailing cost. In addition to solicitation by mail, our officers or an agent of our designation may solicit proxies from stockholders by telephone, e-mail, facsimile or personal interview. Our officers receive no additional compensation for such services. We have retained Okapi Partners, LLC (“Okapi”) to assist us in the solicitation of proxies and will pay Okapi a proxy solicitation fee in the amount of $12,500 and reimburse Okapi for its reasonable out of pocket costs and expenses incurred in connection with the solicitation of proxies. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding our proxy materials to beneficial owners of our common stock.
 Voting Securities
The Board of Directors has fixed the close of business on April 15, 2021 as the record date (the “Record Date”) for determining the holders of our common stock entitled to receive notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. On the Record Date, there were 94,410,960 shares of our common stock outstanding. Only common stockholders of record on the Record Date are entitled to vote at the Annual Meeting, and such stockholders will be entitled to one vote for each share of our common stock held, which may be given in person or by proxy duly authorized in writing by mail, by telephone or by Internet.
 Voting
If you hold shares of our common stock in your own name as a holder of record, you may instruct the proxies to vote your shares through any of the following methods:
By Telephone or the Internet: Common stockholders can vote their shares via telephone or the Internet as instructed in the proxy card.
By Mail: A common stockholder may elect to vote by mail and should complete, sign and date the proxy card and mail it in the pre-addressed envelope that accompanies the delivery of the proxy card. For common stockholders of record, proxy cards submitted by mail must be received by the date and time of the Annual Meeting. For common stockholders that hold their shares through an intermediary, such as a broker, bank or other nominee, the voting instruction form submitted by mail must be mailed by the deadline imposed by your bank, broker or other agent for your shares to be voted.
In Person: Shares of common stock held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a “legal” proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring that “legal” proxy to the meeting.
 Quorum
A quorum will be present at the Annual Meeting if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy. If you have returned valid voting instructions or if you hold your shares in your own name as a holder of record and attend the Annual Meeting in person with your proxy, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be postponed or adjourned until a quorum has been obtained. Because there were 94,410,960 eligible votes as of the Record Date, we will need at least 47,205,481 votes present in person or by proxy at the Annual Meeting for a quorum to exist.
 Abstentions and “Broker Non-Votes”
A “broker non-vote” occurs when a broker, bank or other nominee holding shares of common stock on your behalf votes the shares on some matters but not others because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Pursuant to Maryland law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum.

Under the rules of the New York Stock Exchange (the “NYSE”), brokerage firms may have the discretionary authority to vote their customers’ shares on certain routine matters for which they do not receive voting instructions, including the ratification of the independent registered public accounting firm. The other proposals included in this proxy statement are not considered “routine” matters, and therefore brokers holding shares beneficially owned by their clients do not have the ability to cast votes, unless the brokers have received instructions from the beneficial owners of the shares. As a result, it is important that you provide instructions to your broker so that your shares will be counted in those matters.
 Vote Required to Approve an Item of Business
Election of Directors (Proposal 1). The affirmative vote of a majority of all of the votes cast at a meeting of stockholders duly called and at which a quorum is present is necessary for the election of directors. For purposes of Proposal 1, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Ratification of Appointment of BDO (Proposal 2). The affirmative vote of a majority of all of the votes cast at a meeting of stockholders duly called and at which a quorum is present is required to ratify the appointment of BDO as our independent registered public accounting firm for the year ending December 31, 2021. For purposes of the vote on Proposal 2, abstentions will not be counted as votes cast and will have no effect on the result of the vote.
Approval of our Executive Compensation (Proposal 3). The affirmative vote of a majority of all of the votes cast at a meeting of stockholders duly called and at which a quorum is present is required to approve, by a non-binding vote, our executive compensation. For purposes of the vote on Proposal 3, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
Approval of our 2021 Plan (Proposal 4). The affirmative vote of a majority of all of the votes cast at a meeting of stockholders duly called and at which a quorum is present is required to approve the Orchid Island Capital, Inc. 2021 Equity Incentive Plan (the “2021 Plan”).  For purposes of the vote on Proposal 4, abstentions will have the same effect as a vote against the proposal, and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.
If you sign and return your proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board.
 Right to Revoke Proxy
You have the right to revoke your proxy at any time before the Annual Meeting. If you are a holder of record, you may contact our corporate secretary and request that another proxy card be sent to you. Alternatively, you may use the Internet or the telephone to authorize a new proxy and revoke your old proxy, even if you previously mailed in a proxy card. The latest-dated, properly completed proxy that you submit, whether through the Internet, by telephone or by mail, will count as your vote. Please note that if you submit a later proxy authorization by mail, your reauthorization will not be effective unless it is received by our corporate secretary prior to the start of the Annual Meeting. Attendance at the Annual Meeting will not by itself constitute revocation of a previously submitted, properly completed proxy. If your shares are held in street name, you must contact your bank, broker or other nominee and follow their procedures for changing your vote instructions.

PROPOSAL 1: ELECTION OF DIRECTORS
Pursuant to our corporate charter, holders of our common stock elect each of the members of the Board of Directors annually. The Board has set six directors as the number to be elected at the Annual Meeting and has nominated the individuals named below. All nominees are currently directors of the Company and have been previously elected by our stockholders. Each nominee has been nominated by the Nominating and Corporate Governance Committee of the Board of Directors, in accordance with our bylaws, to stand for re-election at the Annual Meeting and to hold office until our annual meeting to be held in 2022 and until his or her successor is duly elected and qualified. It is expected that each of the nominees will be able to serve, but if any such nominee is unable to serve for any reason, the proxies reserve discretion to vote or refrain from voting for a substitute nominee or nominees. A common stockholder using the enclosed form of proxy can vote for or against any or all of the nominees or may abstain from voting for any or all of the nominees.
We believe that all of our director nominees possess the personal and professional qualifications necessary to serve as a member of our Board of Directors. Our directors have been evaluated by the Nominating and Corporate Governance Committee pursuant to the guidelines described below under “Nominating and Corporate Governance Committee,” and the determination was made that each of them fulfills and exceeds the qualities that we look for in members of our Board of Directors. Messrs. Cauley and Haas are affiliates of Bimini Advisors, LLC, which is the Company’s manager (the “Manager”). The Board has determined that each of our director nominees, other than Messrs. Cauley and Haas, is an independent director as discussed below under “Director Independence.”
The information set forth below is current as of April 22, 2021 with respect to each nominee for election at the Annual Meeting. The business address of each nominee is Orchid Island Capital, Inc., 3305 Flamingo Dr., Vero Beach, Florida 32963. We have highlighted specific attributes for each Board member below.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF ALL DIRECTOR NOMINEES.

NOMINEES FOR DIRECTOR
ROBERT E. CAULEY, CFA
Chairman, President and Chief Executive Officer
Director since August 2010
Age 62
Mr. Cauley has been our Chairman, President and Chief Executive Officer (“CEO”) since August 2010 and is the President, Chairman and CEO of our Manager. Mr. Cauley co-founded Bimini Capital Management, Inc. (“Bimini”) in 2003 and has served as its CEO and Chairman of the Board of Directors since April 2008. He served as Vice-Chairman, Chief Financial Officer and Chief Investment Officer prior to April 2008. Prior to co-founding Bimini in 2003, Mr. Cauley was a vice-president and portfolio manager at Federated Investors in Pittsburgh from 1996 to 2003. Prior to 1996, Mr. Cauley was a member of the ABS/MBS structuring desk at Lehman Brothers from 1994 to 1996 and a credit analyst at Barclays Bank, PLC from 1992 to 1994. Mr. Cauley is a CPA (inactive status) and served in the United States Marine Corps for four years. We believe that Mr. Cauley should continue to serve as a member of our Board of Directors due to his experience managing a publicly-traded REIT and his career as a RMBS portfolio manager.
GEORGE H. HAAS, IV
Chief Financial Officer and Chief Investment Officer
Director since August 2010
Age 44
Mr. Haas has been our Chief Financial Officer and Chief Investment Officer since August 2010 and has served on our Board of Directors since August 2010. Mr. Haas is the Chief Investment Officer and Chief Financial Officer of our Manager. Mr. Haas has been the President, Chief Investment Officer and Chief Financial Officer of Bimini since April 2008. Prior to assuming those roles with Bimini, he was Bimini’s Senior Vice President and Head of Research and Trading. Mr. Haas joined Bimini in May 2004 as Vice President and Head of Mortgage Research. He has over 20 years of experience in this industry and has managed trading operations for the portfolio since his arrival in May 2004. Mr. Haas has approximately 13 of experience as a member of senior management of a publicly-traded REIT. He has also been a member of the Board of Managers of Royal Palm Capital, LLC since 2007. Prior to joining Bimini, Mr. Haas worked in the mortgage industry at both National City Mortgage and Homeside Lending, Inc. We believe that Mr. Haas should continue to serve as a member of our Board of Directors due to his experience as the Chief Financial Officer of a publicly-traded REIT and his experience in the mortgage industry.
W COLEMAN BITTING
Director since February 2013
Age 55
Mr. Bitting has maintained a private consulting practice focused on REITs since July 2007. Mr. Bitting was a Founding Partner and Head of Corporate Finance at Flagstone Securities (“Flagstone”), a leading investment bank that specialized in mortgage REITs and finance companies, from 2000 to February 2007. Flagstone managed more than 40 equity offerings raising more than $5 billion of equity capital. Flagstone helped clients build investment and liability management practices. Prior to Flagstone, Mr. Bitting held senior equity research positions at Stifel, Nicholas & Co. Inc. and Kidder, Peabody & Co., Inc. Due to his significant capital markets experience and experience analyzing and advising REITs, we believe Mr. Bitting should continue to serve as a member of our Board of Directors.

FRANK P. FILIPPS
Director since February 2013
Age 73
From 2005 to July 2008, Mr. Filipps served as the Chairman and Chief Executive Officer of Clayton Holdings, Inc., a mortgage services company, leading it through its initial public offering and listing on the Nasdaq, as well as its subsequent sale. Prior to that, Mr. Filipps was employed by the Radian Group, Inc., spending two years as Senior Vice President and Chief Financial Officer, one year as Executive Vice President and Chief Operating Officer and 10 years as Chairman and Chief Executive Officer. In his time with the Radian Group, Inc., Mr. Filipps led the company through its initial public offering and listing on the NYSE. Prior to his tenure with the Radian Group, Inc., Mr. Filipps spent 17 years with American International Group, Inc. (“AIG”) (NYSE: AIG), where he held multiple Vice President-level positions and was the President, Chief Executive Officer and founder of AIG Capital Corporation, the first non-insurance financial company within AIG, which focused on interest rate swaps, foreign exchange and equity arbitrage and leveraged buyout bridge financing. Mr. Filipps has served as a director and the chair of the audit committee of Impac Mortgage Holdings, Inc. (NYSE Amex: IMH) since 1995, as a director of Primus Guaranty, Ltd. (NYSE: PRSG) from 2002 through 2014 and as chair of its compensation committee from 2002 to 2006 and its nominating and corporate governance committee from 2007 to 2011. Mr. Filipps has also served as a director of Ready Capital Corporation (f/k/a Sutherland Asset Management Corp.) (NYSE: RC) since 2014. He has also served as a director and chairman of the governance committee of Fortegra Financial Corp. (NYSE: FRF) from 2010 through 2014 and as chair of its nominating and governance committee from 2010 to 2011 and its compensation committee since 2012. Due to his financial and business expertise, diversified management background, extensive experience with real estate-related and mortgage services companies, and experience as a director of other public companies, we believe Mr. Filipps should continue to serve as a member of our Board of Directors.
AVA L. PARKER
Director since February 2013
Age 58
In 2015, Ms. Parker was appointed as the 5th President of Palm Beach State College. Palm Beach State serves over 48,000 students annually and offers Bachelors and Associates degrees, and awards technical certificates. Prior to her appointment to Palm Beach State College, she served as the Executive Vice President and Chief Operating Officer of Florida Polytechnic University from 2012-2015. From 2001-2015, Ms. Parker was a partner in the law firm of Lawrence & Parker, PA, where she served as bond counsel and underwriter’s counsel in connection with municipal finance transactions as well as assisted for-profit and not-for-profit clients with corporate organization, development and interpretation of contracts and litigation issues. From 2002-2015, Ms. Parker also served as the President of Linking Solutions, Inc., which provided training, technical support and program management services in the public and private sectors. Ms. Parker has served as a director of Professional Holding Corp. (Nasdaq: PFHD) since 2020. In 2006, Ms. Parker was appointed to the Jacksonville Transportation Authority Board of Directors, where she previously served as a Board Member and Chairman. Ms. Parker also served as a Board Member and Chair of the State of Florida Board of Governors of the State University System. Due to her experience as an executive, her leadership on several private, state and municipal boards, and her experience with complex financial transactions and corporate counseling, we believe Ms. Parker should continue to serve as a member of our Board of Directors.
PAULA MORABITO
Director since December 2017
Age 65
Ms. Morabito was an audit partner at Ernst & Young, LLP, where she served as a Real Estate, Hospitality and Construction Leader of the Southeast Region, a position she held from 2007 through her retirement in 2016. Ms. Morabito had been with Ernst & Young, LLP for over 25 years and held various leadership positions in the organization, serving on both the Southeast Region Assurance Operating Committee and the Real Estate Operating Committee during her tenure. Ms. Morabito currently serves as a consultant with Morabito Consulting LLC. Due to the insight she brings from approximately 34 years of experience and leadership in the accounting and real estate finance industry, we believe Ms. Morabito should continue to serve as a member of our Board of Directors.

CORPORATE GOVERNANCE
We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including corporate governance guidelines, a code of business conduct and ethics, a code of ethics for senior financial officers, a whistleblower policy and charters for our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. These written policies can be found on our website at https://ir.orchidislandcapital.com.
As part of our ongoing efforts to review and evaluate our corporate governance, we have adopted several corporate governance improvements in the past five years, including the following (as described in more detail below):
2021 and 2020
•	ESG Disclosure. We included disclosure in this proxy statement about our ESG achievements and highlights.
2019
•
Majority Vote and Director Resignation Policy. We changed the voting standard for director elections from a plurality voting standard to a majority voting standard in uncontested elections and adopted a director resignation policy, whereby incumbent directors who fail to receive a majority of the votes cast are required to promptly tender a letter of resignation to the Board.

•
Bylaw Amendments. We changed our Bylaws so that the power to alter, amend or repeal the Company’s Bylaws is no longer vested exclusively with the Board. The Company’s stockholders, in addition to the Board, now have the power to alter, amend or repeal the Bylaws and to make new Bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of common stock in the Company then outstanding and entitled to vote on the proposed amendment.

2018
•
Compensation “Clawback” Policy. Incentive compensation paid to named executive officers whose actions cause, or contribute to, a restatement of the Company’s reported financial or operating results is subject to recoupment via the Company’s compensation “clawback” policy.

•	Minimum Stock Ownership Guidelines. We adopted robust stock ownership and retention policies for our directors and executive officers.
2017
•	Policy Prohibiting Pledging and Hedging. Directors and executive officers are prohibited from engaging in short-selling, pledging, or hedging transactions in the Company’s securities.
 Stockholder Outreach
We have continued our stockholder outreach efforts and intend to expand our stockholder outreach efforts further in the future. In response to stockholder feedback, and in line with our ongoing evaluation of our corporate governance practices and commitment to improved transparency, we have adopted several enhancements to our corporate governance and added enhanced disclosure to our proxy statement. The Company looks forward to continuing to find innovative ways to engage with its stockholders.

 Board of Directors Composition
Our business and affairs are managed under the direction of our Board of Directors. Members of our Board of Directors are kept informed of our business through discussions with our chairman, CEO and other officers, by reviewing materials provided to them, and participating in regular meetings of our Board of Directors and its committees. The Board of Directors is currently comprised of six directors, all of whom stand for election annually. The Board of Directors is elected by our stockholders to oversee management of the Company.
During the year ended December 31, 2020, our Board of Directors held 20 meetings. Each director standing for election attended more than 75 percent of the meetings of our Board of Directors and committees on which he or she served that were held during the period for which such person was a director. Directors are expected to attend all meetings of the Board, meetings of committees on which they serve, and annual meetings of stockholders. All of our directors attended the 2020 annual meeting, and all of our directors are expected to attend the Annual Meeting this year.
 Director Independence
The NYSE Listed Company Manual outlines the requirements for a director to be deemed independent by the NYSE, including the mandate that our Board affirmatively determine that each of our directors has no material relationship with us that would impair their independence. Our Board of Directors has reviewed both direct and indirect transactions and relationships that each of our directors had or maintained with us and our management. Our Board of Directors affirmatively determined that four of our current directors are independent directors under the NYSE Listed Company Manual based upon the fact that they did not have any material relationships with us other than as directors and holders of our common stock. Our current independent directors are W Coleman Bitting, Frank P. Filipps, Paula Morabito and Ava L. Parker. Robert E. Cauley and George H. Haas, IV are not considered independent because they are employees of Bimini, which is the sole member of our Manager. Therefore, our Board of Directors is comprised of a majority of independent directors.
 Board Diversity
We do not have a formal policy about diversity, but the Nominating and Corporate Governance Committee does consider certain types of diversity when nominating director candidates to the Board, including differences of viewpoint, professional experience, education, skill, other personal qualities and attributes, race, gender and national origin. One-third of our directors are women. In addition, one of our directors is African-American and another is a member of the LGBTQ+ community.
 Board Meetings and Committees
The Board of Directors currently has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The charter of each Board committee is available on the Corporate Governance section of our website at https://ir.orchidislandcapital.com and will be made available in print to any stockholder upon written request delivered to our corporate secretary at Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.
The following table reflects the composition of each of the Board of Director’s standing committees as of April 22, 2021 and the number of meetings held during 2020.
	Audit	Compensation	Nominating and Corporate Governance
W Coleman Bitting
Frank P. Filipps
Paula Morabito
Ava L. Parker
Number of Meetings	8	6	4

Chair of Committee
Member of Committee

 Audit Committee
Mr. Filipps chairs our Audit Committee. The Board of Directors has determined that each of Mr. Filipps and Ms. Morabito qualifies as an “audit committee financial expert,” as that term is defined by Item 407(d)(5)(ii) of Regulation S-K. In addition, the Board of Directors has determined that each member of the Audit Committee is financially literate and able to read and understand fundamental financial statements. The Board of Directors has also determined that each of W Coleman Bitting, Frank P. Filipps and Paula Morabito are independent as defined in Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as defined in the NYSE Listed Company Manual and our Corporate Governance Guidelines. The Audit Committee assists our Board of Directors in overseeing:
•	our accounting and financial reporting processes;
•	the integrity and audits of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the qualifications and independence of our independent registered public accounting firm; and
•	the performance of our independent registered public accounting firm and any internal auditors.
The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with the independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by the independent registered public accounting firm, reviewing the independence of the independent registered public accounting firm, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls. The Audit Committee’s purpose and responsibilities are more fully set forth in the Audit Committee charter, which is available in the Corporate Governance section of our website at https://ir.orchidislandcapital.com.
 Compensation Committee
Mr. Bitting chairs our Compensation Committee. The Compensation Committee exercises all powers delegated to it by the Board of Directors in connection with compensation matters, which include reviewing our overall executive officer and director compensation structure, policies and programs, making determinations as to appropriate levels of executive officer compensation, administering the issuance of any equity awards and making recommendations to the Board of Directors with respect to our incentive compensation plans and equity-based plans and other compensation-related matters. Our Compensation Committee may designate a sub-committee of at least one member to address specific issues on behalf of the committee. The Compensation Committee’s purpose and responsibilities are more fully set forth in the Compensation Committee charter, which is available in the Corporate Governance section of our website at https://ir.orchidislandcapital.com.
 Nominating and Corporate Governance Committee
Ms. Parker chairs the Nominating and Corporate Governance Committee, which is responsible for seeking, considering and recommending to our full Board of Directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the Annual Meeting. It also periodically prepares and submits the committee’s selection criteria for director nominees to our Board of Directors for adoption. It reviews and makes recommendations on matters involving the general operation of our Board of Directors and our corporate governance, and annually recommends to our Board of Directors nominees for each committee of our Board of Directors. In addition, the committee annually facilitates the assessment of our Board of Directors’ performance as a whole and of the individual directors and reports thereon to our Board of Directors.

Before each annual meeting of stockholders, the Nominating and Corporate Governance Committee considers the nomination of all directors whose terms expire at the next annual meeting of stockholders and also will consider new candidates whenever there is a vacancy on the Board or whenever a vacancy is anticipated due to a change in the size or composition of the Board, a retirement of a director or for any other reason. The Nominating and Corporate Governance Committee identifies director candidates based on recommendations from directors, stockholders, management and others. The committee may in the future engage the services of third-party search firms to assist in identifying or evaluating director candidates. No such firm was engaged in 2020.
Our Nominating and Corporate Governance Committee charter provides that the committee will consider nominations for membership on our Board by our stockholders. The rules that must be followed for the committee to consider nominations are contained in the committee’s charter and our bylaws and include the following:
(i) the nominating stockholder must have owned, for at least six months prior to the date the nomination is submitted, shares of the Company’s common stock or preferred stock, if any, entitled to vote for directors;
(ii) the nomination must be received by the Committee pursuant to the Company’s bylaws, which, among other things, requires notice to be provided at least 120 days, but not more than 150 days, before the first anniversary of the mailing date for the proxy materials applicable to the annual meeting prior to the annual meeting for which such nomination is proposed for submission; and
(iii) a detailed statement that includes the qualifications, as well as the written consent, of each nominated person must accompany each nomination submitted, as well as any information required by the Company’s bylaws.
The Nominating and Corporate Governance Committee evaluates the effectiveness of the Board as a whole and of each individual director annually and identifies any areas in which the Board would be better served by adding new members with different skills, backgrounds or areas of experience. The Board considers director candidates, including those nominated by stockholders, based on a number of factors including: whether the Board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; whether the candidate contributes to the overall diversity of the Board; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of our business, experience and willingness to devote adequate time to carrying out their duties. The Nominating and Corporate Governance Committee also monitors the mix of skills, experience and background to assure that the Board has the necessary composition to effectively perform its oversight function.
The following list summarizes a number of the competencies currently represented by our director nominees that we believe are important to their oversight of our business and operations.
Leadership	Investment Activities	Governance
Public Company Executive Experience	Mortgage-Backed Securities	Audit
Public Company Board Experience	Counterparty Risk Management	Compensation
Investor Relations	Finance	Regulatory Compliance
Capital Markets
Hedging
The Nominating and Corporate Governance Committee’s purpose and responsibilities are more fully set forth in the Nominating and Corporate Governance Committee charter, which is available in the Corporate Governance section of our website at https://ir.orchidislandcapital.com.

 Board of Directors Leadership Structure
The Board of Directors believes it should maintain flexibility to select the Chairman of the Board and the CEO based on criteria and qualifications that the Board deems to be in the best interests of the Company. At this time, the positions of Chairman of the Board and CEO are combined. Robert E. Cauley holds these positions and leads our Board of Directors meetings. The Board believes Mr. Cauley’s extensive experience and knowledge regarding the Company’s business positions him to provide the most effective and competent leadership of the Company and the Board. As a founding officer of the Company and a co-founder of our Manager, Mr. Cauley has the familiarity and expertise to best understand opportunities and risks facing the Company, and the Board believes that he is in the best position to lead both the Company and the Board.
The Board also recognizes the importance of strong independent leadership, and therefore also has a lead independent director, Frank P. Filipps. The duties and responsibilities of the lead independent director include the following:
•
Following consultation with the Chairman and CEO and other directors, providing input into and approving Board meeting agendas and schedules, assuring that there is sufficient time for discussion of all agenda items;

•
Calling special meetings or executive sessions of the Board and calling and presiding at executive sessions or meetings of non-management or independent directors and, as appropriate, providing feedback to the Chairman and CEO and otherwise serving as a liaison between the independent directors and the Chairman;

•	Working with committee chairs to ensure coordinated coverage of Board responsibilities;
•
Facilitating communication between the Board and senior management, including advising the Chairman and CEO of the Board’s informational needs and approving the types and forms of information sent to the Board;

•	Serving as an additional point of contact for Board members and stockholders and being available for consultation and direct communication with major stockholders; and
•	Staying informed about the strategy and performance of the Company and reinforcing that expectation for all Board members.
Each of the Board of Directors’ standing committees are chaired by independent directors, and in that capacity, they are able to call meetings, set agendas and direct the attention of those committees on a wide range of corporate matters. Given the nature and scope of our current operations and our small management team, the Board of Directors believes that our current leadership structure and allocation of responsibilities is appropriate while maintaining strong independence.
 Board Role in Risk Oversight
The Board of Directors as a whole has responsibility for risk oversight, with reviews of certain areas being conducted by the relevant Board committees. The Audit Committee oversees management of financial risks and risks relating to potential conflicts of interest. The Compensation Committee is responsible for overseeing the management of risks relating to compensation arrangements. The Nominating and Corporate Governance Committee manages risks associated with the size, composition and independence of the Board of Directors. These committees provide reports periodically to the full Board of Directors. The oversight responsibility of the Board of Directors and its committees is supported by management reporting processes that are designed to provide visibility to the Board of Directors about the identification, assessment and management of critical risks. These areas of focus include strategic, operational, financial and reporting, compensation, cybersecurity, legal and compliance and other risks. The management reporting process includes regular reports from the CEO, which are provided with input from the senior management team.

 Majority Vote and Director Resignation Policy
The Company’s Bylaws include a majority voting standard in uncontested elections (in which a nominee is elected only if the votes cast “for” his or her election exceed the votes cast “against” his or her election). The Bylaws also include a plurality voting standard in contested elections, which includes an election for which, as of the date that is fourteen (14) days in advance of the date the Company files its definitive proxy statement, there are more nominees for election than positions on the Board to be filled by that election.
Pursuant to the Company’s Corporate Governance Guidelines, which were also amended and restated to include a director resignation provision, incumbent directors who fail to receive a majority of the votes cast are required to promptly tender a letter of resignation to the Board, and the Nominating and Corporate Governance Committee of the Board will make a recommendation to the Board on whether to accept or reject the resignation, or whether any other action should be taken. Taking into account the recommendation of the Nominating and Corporate Governance Committee, the Board will determine whether to accept or reject any such resignation, or what other action should be taken within 120 days from the date of the certification of the election results, and the Company will report such decision in a Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”).
 Bylaw Amendments
The Bylaws also provide that the Company’s stockholders, in addition to the Board, shall have the power to alter, amend or repeal the Bylaws and to make new Bylaw provisions, in each case by the affirmative vote of the holders of a majority of the shares of common stock in the Company then outstanding and entitled to vote on the proposed amendment. Stockholders must submit proposed amendments to the Company’s Bylaws in compliance with the Company’s Bylaws.
 Policy Prohibiting Pledging and Hedging
The Company has a Policy Prohibiting Pledging and Hedging that applies to all officers and directors of the Company and provides that such individuals are prohibited from (i) making or maintaining any pledges of securities of the Company or otherwise holding securities of the Company in a margin account, or (ii) engaging in any hedging transactions with respect to securities of the Company, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds.
 Minimum Stock Ownership Guidelines
Each executive officer is required to retain an amount equal to at least 66% of the net shares received through the Company’s stock incentive plans. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and withholding taxes. There is no minimum time period required for executive officers to achieve the stock ownership guidelines.
Directors who are not also executive officers of the Company are required to hold shares of the Company’s common stock or deferred stock units (“DSUs”) with a value equal to three times the amount of the annual cash retainer paid to directors. Directors are required to achieve the stock ownership guideline by January 10, 2023 (the fifth anniversary of the adoption of the stock ownership guidelines) or within five years of first appointment to the Board, whichever is later. Until the stock ownership guideline is achieved, each director is encouraged to retain 60% of net shares or DSUs received through the Company’s stock incentive plans.

 Incentive Compensation Recoupment Policy
Pursuant to its Incentive Compensation Recoupment Policy (“Clawback Policy”), in the event of a required restatement of the Company’s financial statements due to material non-compliance with any financial reporting requirement under applicable securities laws (a “Restatement”), the Compensation Committee has the right, as to each named executive officer of the Company (each, a “Covered Executive”), to cause the Company to require the reimbursement or forfeiture by such Covered Executive, to the extent permitted by applicable law, of up to an amount equal to the difference between (i) the Incentive Compensation (as defined below) paid to such Covered Executive based on the original financial information and (ii) the Incentive Compensation that would have been paid to such Covered Executive based on the information included in the Restatement, as determined by the Compensation Committee in its sole discretion.
For purposes of the Clawback Policy, “Incentive Compensation” means any cash, equity or equity-based compensation, payment or award granted under any of the Company’s incentive compensation plans (including awards subject to service-based, performance-based or other conditions, or any combination of the foregoing) that is (i) granted, earned or vested based wholly or in part upon the attainment of any financial reporting measure (which includes, without limitation, the Company’s stock price or total stockholder return) and (ii) deemed to be received by the Covered Executive, in each case, during the fiscal period(s) affected or covered by the Restatement, including any fiscal period ending prior to December 13, 2017, the effective date of the Clawback Policy. For purposes of the Clawback Policy, Incentive Compensation is deemed to be received during the fiscal period in which the applicable financial reporting measure is attained, even if the payment or grant occurs later. Notwithstanding the foregoing, if the Compensation Committee determines that a Restatement is required, the Incentive Compensation that may be subject to recoupment under the Clawback Policy will be limited to Incentive Compensation received during the two completed fiscal years immediately preceding the date upon which the Compensation Committee makes such determination.
 Cyber Security
Both our Manager and our Board of Directors place a high priority on maintaining security over our financial information that can be accessed via the Internet. Our Manager’s information technology team attempts to maintain a state-of-the-art cyber security system and stay up to date on the latest threats and counter measures available. Our Manager has had the information technology team make formal presentations to our Board of Directors from time to time so as to keep the Board apprised of the level of cyber security that exists to protect our financial information and the latest threats that have emerged. Our Manager’s information technology team attends continuing education seminars provided by leading security and software providers in the industry and receives timely alerts to any new viruses or cyber threats as they occur.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
No member of the Compensation Committee was at any time during 2020 an officer or employee of ours or any of our affiliates, nor is any member a former officer of ours or any of our affiliates. In addition, no executive officer of the Company currently serves as a director or member of the Compensation Committee of any entity that has one or more executive officers serving as one of our directors.
COMPENSATION OF DIRECTORS
 2020 Compensation
Our non-employee director compensation program was designed to link long-term equity-based compensation awards to the preservation of stockholders’ book value per share and promote equity accumulation and ownership by our directors. These factors promote significant alignment between non-employee director compensation and both the interests of our long-term stockholders and the risk-management emphasis of our investment philosophy.
Our non-employee director compensation for 2020 consisted of annual cash and equity retainers and meeting fees, as set forth in the table below.
Annual cash retainer	$ 70,000	(1)
Board and Committee Meeting Fee (in person attendance)	$ 1,500
Board and Committee Meeting Fee (telephonic attendance)	$ 1,000
Annual Equity Compensation(2)	$ 45,000

(1)
The Chair of the Audit Committee received an additional annual cash retainer of $12,500, and the Chairs of the Compensation Committee and the Nominating and Corporate Governance Committee each received an additional annual cash retainer of $7,500. Cash retainers were paid in four substantially equal installments at the end of each calendar quarter in 2020.

(2)
Each non-employee director also received equity compensation with a target aggregate value of $45,000 during 2020. As explained below, equity awards are granted quarterly in the form of deferred stock units (“DSUs”) under the Orchid Island Capital, Inc. 2012 Equity Incentive Plan (the “2012 Plan”).

Additionally, each independent director receives reimbursement for travel and hotel expenses associated with attending such Board and committee meetings, as well as for his or her attendance at other meetings or events related to the Company. Non-employee directors may also be reimbursed for out-of-pocket expenses incurred in attending conferences or educational seminars that relate to their Board services. These retainer fees are paid quarterly.
As described in the above table, annual equity compensation was granted to each non-employee director in the form of DSUs at the end of each calendar quarter in 2020. Each DSU represents a right to receive one share of the Company’s common stock. The DSUs are immediately vested and are settled at a future date based on the election of the individual participant. The DSUs provide non-employee directors with dividend equivalent rights, which entitle the director to receive distributions declared by the Company on common stock. These dividend equivalent rights are settled in cash or additional DSUs at the participant’s election. The DSUs do not include the right to vote the underlying shares of common stock. For 2020, the target value of each quarter’s equity award was set at $11,250. The use of multiple grants during each calendar year emphasizes our commitment to risk-assessment and risk-management throughout each fiscal year.

The following table sets forth the compensation paid to non-employee directors during 2020:
Director Compensation*
Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
W Coleman Bitting	$108,508	$44,992	$153,500
Frank P. Filipps	116,508	44,992	161,500
Ava L. Parker	104,508	44,992	149,500
Paula Morabito	99,008	44,992	144,000

*
Columns for “Option Awards,” Non-Equity Incentive Plan Compensation,” “Changes in Pension Value and Nonqualified Compensation Earnings” and “All Other Compensation” have been omitted because they were not applicable.

(1)	Amount represents the fees earned by each of our non-employee directors during 2020.
(2)
Amount represents the aggregate grant date fair value of DSUs granted to each non-employee director during 2020 computed in accordance with the rules of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). For information regarding assumptions underlying the valuation of equity awards, see Note 8 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2020. None of the directors held unvested stock-based awards as of December 31, 2020.

 2021 Compensation
Cash compensation for our non-employee directors will remain the same in 2021 as it was in 2020. For each quarter of 2021, the cash value of each quarter’s equity award was increased to $15,000.

PROPOSAL 2: TO RATIFY THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected the accounting firm of BDO USA, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2021, subject to ratification of this appointment by our stockholders. Action by stockholders is not required by law in the appointment of an independent registered public accounting firm, but this appointment is submitted by the Board of Directors in order to give the stockholders a voice in the designation of auditors. If the appointment is not ratified by the stockholders, the Board of Directors will reconsider its choice of BDO as our independent registered public accounting firm. BDO has advised us that neither it nor any member thereof has any financial interest, direct or indirect, in the Company in any capacity. BDO has served as our independent registered public accounting firm since our formation in August 2010.
The Company anticipates that a representative of BDO will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.
THE BOARD RECOMMENDS A VOTE FOR
THE RATIFICATION OF THE SELECTION OF BDO USA, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PRE-APPROVAL POLICIES AND PROCEDURES OF OUR AUDIT COMMITTEE
Our Audit Committee must pre-approve, to the extent required by applicable law, all audit services and permissible non-audit services provided by our independent registered public accounting firm, except for any de minimis non-audit services. All of the fees reflected below were approved by our Audit Committee.
FEE DISCLOSURE
The following table lists the fees for services rendered by BDO, our independent registered public accounting firm for the years ended December 31, 2020 and 2019:
Fee Category	2020	2019
Audit Fees	$637,800	$597,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$637,800	$597,000
 Audit Fees
“Audit Fees” relate to fees and expenses billed by BDO for the annual audit, including the audit of our financial statements, review of our quarterly financial statements and for comfort letters and consents related to stock issuances and other corporate transactions.  Fees for the years ended December 31, 2020 and 2019 include $117,800 and $92,000, respectively, for the audit related services performed in connection with the issuance of comfort letters and consents related to stock issuances and the filing of a registration statement.
 Audit-Related Fees
“Audit-Related Fees” consist of fees and expenses for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not “Audit Fees.”
 Tax Fees
“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal and state tax compliance and tax planning and structuring.
 All Other Fees
“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.”

AUDIT COMMITTEE REPORT
The Audit Committee reports to and acts on behalf of our Board of Directors by providing oversight of our financial management, independent auditor and financial reporting controls and accounting policies and procedures. Our management is responsible for preparing our financial statements and systems of internal control, and the independent auditor is responsible for auditing those financial statements and expressing its opinion as to whether the financial statements present fairly, in all material respects, our financial position, results of operations and cash flows in conformity with generally accepted accounting principles and internal controls over financial reporting. The Audit Committee is responsible for overseeing the conduct of these activities by our management and the independent auditor.
In this context, the Audit Committee has:
•
Met and held discussions with management and the independent auditor. Management represented to the Audit Committee that our financial statements as of and for the year ended December 31, 2020 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures included in our financial statements with management and the independent auditor.

•
Discussed with the independent auditor matters required to be discussed by the applicable Auditing Standards as periodically amended (including significant accounting policies, alternative accounting treatments and estimates, judgments and uncertainties).

•
Received the written disclosures and the letter from the independent auditor required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communications with the Audit Committee concerning independence, and the Audit Committee and the independent auditor have discussed the auditor’s independence from the Company and our management, including the matters in those written disclosures.

•	Discussed with our independent auditors, with and without management present, their evaluations of our internal accounting controls and the overall quality of our financial reporting.
The members of the Audit Committee are not currently professionally engaged in the practice of auditing or accounting and as such, cannot be considered experts in the field of auditing or accounting, including with respect to auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and BDO. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls over financial reporting and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, our considerations and discussions referred to above do not assure that (i) the audit of our financial statements has been carried out in accordance with generally accepted auditing standards, (ii) our financial statements are presented in accordance with generally accepted accounting principles or (iii) BDO is, in fact, “independent.”
Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our 2020 Annual Report for filing with the SEC.
By the Audit Committee:
Frank P. Filipps, Chair
W Coleman Bitting
Paula Morabito

EXECUTIVE OFFICERS
The following sets forth certain information with respect to our named executive officers:
Name	Age	Position
Robert E. Cauley	62	Chief Executive Officer, President and Chairman of the Board
George H. Haas, IV	44	Chief Financial Officer, Chief Investment Officer, Secretary and Director
Biographical information on Mr. Cauley and Mr. Haas is provided above.

COMPENSATION DISCUSSION AND ANALYSIS
Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this proxy statement and our executive officers generally.
 Overview of Compensation Program and Philosophy
We have no employees. We are externally managed by our Manager pursuant to a management agreement between our Manager and us. Our executive officers and other key professionals are employees of our Manager, which we refer to as our Manager’s employees, and, except as described below, are compensated by Bimini for their services to us. We reimburse our Manager for our allocable share of the compensation of our Chief Financial Officer, including, without limitation, annual base salary, any related withholding taxes and employee benefits based on the percentage of time spent on our affairs. We also make awards under our incentive compensation plans and equity-based plans from time to time. Our management agreement provides that our Manager will provide us with a management team, including our Chief Executive Officer, Chief Financial Officer and Chief Investment Officer or similar positions. Each of our officers are employees of Bimini. The Compensation Committee of Bimini’s Board of Directors will determine the levels of base salary and cash incentive compensation that may be earned by our officers based on factors as Bimini may determine are appropriate. Bimini will also determine whether and to what extent our officers will be provided with pension, long-term or deferred compensation and other employee benefits plans and programs. We expect that Bimini will use proceeds from the management agreement and overhead sharing agreement in part to pay compensation to its officers and employees.
 Compensation Committee Consideration of the 2020 Advisory Vote of our Stockholders on Executive Compensation
At our 2020 annual meeting of stockholders, we provided our stockholders with the opportunity to cast an advisory vote on executive compensation. Over 90% of the votes cast (i.e., excluding abstentions and broker non-votes) on the 2020 Say-on-Pay vote were voted in favor of the proposal. We have considered the results of the 2020 vote and believe the support of our stockholders for that proposal indicates that our stockholders are supportive of our approach to executive compensation. Thus, we did not make changes to our executive compensation arrangements in response to the vote. In the future, we will continue to consider the outcome of our Say-on-Pay votes when making compensation decisions regarding our named executive officers.
 Compensation Philosophy
We seek superior risk-adjusted returns for our stockholders relative to other returns available to fixed income and equity investors. We are willing to accept lesser returns in order to mitigate the volatility and possible loss of stockholders’ equity. Our compensation program seeks to:
•	reward superior performance relative to peer group performance;
•	emphasize consistent performance relative to market-driven interest rates;
•	promote book value preservation;
•	reduce peer-influenced, risk-taking incentives; and
•	evaluate such performance over time frames as long as five years.
Compensation Paid by our Manager to our Named Executive Officers in 2020
Because certain performance thresholds were not met, we did not pay any compensation to the employees of our Manager, including our named executive officers, during the year ended December 31, 2020. See “—2020 Compensation Components—Equity-Based Compensation.” The compensation that we reimbursed to our Manager for our allocable share of the compensation of our Chief Financial Officer is set forth below in “Certain Relationships and Related Party Transactions – Management Agreement.”

Messrs. Cauley and Haas also serve as the executive officers of Bimini, which is a public company that files its Exchange Act reports with the SEC. Our Manager is a wholly-owned subsidiary of Bimini. Bimini’s compensation committee sets the compensation of Messrs. Cauley and Haas on an annual basis. See Bimini’s proxy statement for its 2020 annual stockholders meeting for a description of Messrs. Cauley’s and Haas’ compensation paid by Bimini and Bimini’s compensation philosophy. The Company does not have any input into how Bimini’s compensation committee determines the compensation paid to Messrs. Cauley and Haas. Bimini’s compensation of Messrs. Cauley and Haas is tied to various performance metrics of Bimini Capital and its varied operations – principally the management of its own RMBS portfolio and acting as the external manager of the Company via a subsidiary.
For the fiscal year ended December 31, 2020, our Manager has informed us that 27%, or approximately $1.9 million, of the management fee paid by the Company to the Manager would have been allocable to named executive officer compensation based on the percentage of net revenues allocable to the asset management segment of its operations, as reported by the Manager in the notes to its financial statements included in its Form 10-K for the year ended December 31, 2020. Of this compensation, our Manager has informed us that approximately 60% was fixed and 40% was variable or incentive pay. Our Manager and its affiliates do not use a specific formula to calculate the variable or incentive pay portion of our named executive officers’ compensation. Additionally, our Manager and its affiliates do not explicitly set future variable or incentive compensation on the basis of the compensation the named executive officers earned in prior years. Generally, in determining each executive’s variable or incentive pay, our Manager has informed us that its Compensation Committee takes into account factors such as the individual’s position, his or her contribution to the Manager, market practices, and the recommendations of our Compensation Committee. We did not, nor did our Manager or its affiliates, retain a compensation consultant in connection with the compensation of our named executive officers in 2020.
 Compensation Policies and Practices as They Relate to Risk Management
We pay our Manager a management fee that is a percentage of our stockholders’ equity, as defined in the management agreement. This management fee is not tied to our performance and, as a result, we believe this management fee is not reasonably likely to have a material adverse effect on us. We have designed the incentives related to award grants to employees of our Manager under the 2012 Plan, as such policies and practices relate to or affect risk taking by our Manager on our behalf, in a manner that we believe will not cause our Manager to seek to make higher risk investments. This is largely because potential awards under the 2012 Plan payable to employees of our Manager avoid placing undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, to achieve higher awards. We have designed our award criteria related to the 2012 Plan in an effort to provide the proper incentives to our Manager’s employees to maximize our performance in order to serve the best interests of our stockholders. Our Board of Directors and the Compensation Committee monitors our award criteria related to our incentive compensation plans and the 2012 Plan to determine whether its risk management objectives are being met with respect to incentivizing our Manager’s employees.
 2020 Compensation Components
 Cash and Other Compensation
Our named executive officers and other personnel who conduct our regular business are employees of our Manager. Accordingly, we do not pay or accrue any salaries to our officers. However, we may elect to pay cash incentive awards to our officers in the future.
 Equity-Based Compensation
As with our non-employee directors, our Compensation Committee may, from time to time, grant equity awards in the form of options, stock awards, stock appreciation rights, Performance Units (as defined below), incentive awards or other equity-based awards to the employees of our Manager, which includes our named executive officers, pursuant to the 2012 Plan and going forward, subject to stockholder approval, the 2021 Plan. We expect these awards to be designed to align the interests of the employees of our Manager with those of our stockholders by allowing the employees of our Manager to share in the creation of value for our stockholders through stock appreciation and dividends. We expect these equity awards generally to be subject to vesting requirements over a number of years, and designed to promote the retention of employees and executives of our Manager and to achieve strong performance for our company. These awards will further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals at our Manager.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. To qualify as a REIT for federal income tax purposes, regulations require us to distribute to our stockholders each calendar year at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. As a result, we believe that our stockholders are principally interested in receiving attractive risk-adjusted dividends and stability in book value. Accordingly, we want to provide an incentive to our directors and the employees of our Manager that rewards success in achieving these goals. We believe that equity-based awards are consistent with our stockholders’ interest in book value stability, as these individuals will be incentivized to protect book value for stockholders over time. We believe that this alignment of interests provides an incentive to our Manager’s employees to implement strategies that will enhance our long-term performance and promote growth in dividends while preserving book value.
As described below in “—Performance Awards” and “2020 Long-Term Equity Incentive Compensation Plan,” the Company has historically approved annual incentive compensation plans under the 2012 Plan pursuant to which if certain performance goals are met over one-, three- and five-year performance periods, participants in such annual incentive compensation plan will receive performance-based bonuses, as determined by the Compensation Committee in its sole discretion. In 2020, performance bonuses would have been paid out for performance achieved as of December 31, 2019 with respect to each of (i) the one-year performance goal under the 2019 Long-Term Equity Incentive Compensation Plan (the “2019 LTICP”), (ii) the three-year performance goal under the 2017 Long-Term Equity Incentive Compensation Plan (the “2017 LTICP”) and (iii) the five-year performance goal under the 2015 Long-Term Equity Incentive Compensation Plan (the “2015 LTICP”). None of the applicable performance goals under the 2019 LTICP, 2017 LTICP or the 2015 LTICP were met as of December 31, 2019, so neither of our executive officers received any equity-based compensation in 2020. See “—Compensation Decisions Following Fiscal Year End—2021 Long-Term Equity-Based Incentive Awards” for a discussion of equity-based compensation granted to our executive officers for performance achieved as of December 31, 2020.
 Performance Awards
The Compensation Committee may also grant performance awards, which may be granted either alone or in addition to other awards. Performance awards may be stock-based awards or cash-based awards (in either case, “Performance Units”). The performance criteria that apply to performance awards and the period on which performance is measured (the “Performance Period”) shall be determined by the Compensation Committee. Dividend equivalent rights may be granted in conjunction with a performance award. Dividend equivalents will be subject to the same vesting requirements as the performance award and will be accumulated and paid after, and only to the extent that, the performance objectives for the performance award are achieved. At the conclusion of the Performance Period, which may not be shorter than twelve months, the Compensation Committee shall evaluate the degree to which any applicable performance goals have been achieved and the performance awards have been earned and shall cause to be delivered the amount earned in either cash, shares, other property, or any combination thereof, in the sole discretion of the Compensation Committee at the time of payment.
As described below in “—2020 Long-Term Equity Incentive Compensation Plan,” the Company has historically approved annual incentive compensation plans under the 2012 Plan pursuant to which if certain performance goals are met over one-, three- and five-year performance periods, participants in such annual incentive compensation plan will receive performance-based bonuses, as determined by the Compensation Committee in its sole discretion. Historically these bonuses have been settled 50% in immediately vested shares of common stock and 50% in Performance Units. In 2020, performance bonuses would have been paid out for performance achieved as of December 31, 2019 with respect to each of (i) the one-year performance goal under the 2019 LTICP, (ii) the three-year performance goal under the 2017 LTICP and (iii) the five-year performance goal under the 2015 LTICP. None of the applicable performance goals under the 2019 LTICP, 2017 LTICP or the 2015 LTICP were met as of December 31, 2019, so neither of our executive officers received any Performance Units in 2020. See “—Compensation Decisions Following Fiscal Year End—2021 Long-Term Equity-Based Incentive Awards” for a discussion of Performance Units granted to our executive officers for performance achieved as of December 31, 2020.

 2020 Long-Term Equity Incentive Compensation Plan
During March 2020, we adopted the 2020 Long-Term Equity Incentive Compensation Plan (the “2020 LTICP”). The Compensation Committee adopted the 2020 LTICP to continue its implementation of our compensation philosophy, several factors of which are described in more detail below.
•
Superior Performance Relative to Peer Group Performance. The Compensation Committee determines a potential performance bonus based on our financial performance compared to the financial performance of the Peer Group (as hereinafter defined).

•
Consistent Performance Relative to Market-Driven Interest Rates. Returns we can earn are, to a certain extent, correlated with the interest rate on the current-coupon Agency RMBS (the “Agency RMBS rate”). The Compensation Committee determines a potential performance bonus based on our financial performance compared with the Agency RMBS rate. Setting such a market-driven benchmark creates incentives to achieve attractive financial performance without exposing us to inappropriate risk taking such as might be encouraged by:

•	low absolute interest rates;
•	a small difference between the Agency RMBS rate and the comparable duration U.S. Treasury obligations; or
•	excess emphasis on peer-relative performance.
•
Book Value Preservation. One of the most significant performance factors for any Agency RMBS REIT is an event of book value impairment, which occurs when market dislocations force asset sales and the realization of significant losses of stockholders’ equity. Such events have occurred in the past when interest rates rose sharply, the capital markets faced significant liquidity challenges or when the Federal Reserve changed monetary policy unexpectedly. We seek to minimize the impact of these events, and make this success a significant element of differentiation from our peers. The Compensation Committee determines a potential performance bonus based on our book value performance compared with the book value performance of our Peer Group. Because book value performance is part of the calculation of financial performance for us and our Peer Group, we believe that the addition of a potential performance bonus focused specifically on book value performance adds emphasis to our focus on book value. Additionally, the performance of unvested equity-based compensation awards will be adversely affected by events of book value impairment and positively affected by events of extraordinary book value preservation.

•
Peer-Influenced, Risk-Taking Incentives. One of the easiest ways to increase returns is to take extra risk, whether owning longer duration assets, using more leverage or reducing hedge coverage. In our opinion, one unintended consequence of peer-relative incentive compensation programs is that they encourage peer-relative risk taking. Further, if several of our peers also focus on peer-relative performance, there is a perverse incentive among these companies to continually add risk to improve relative performance. We seek to avoid participating in a “risk-taking arms race” relative to our Peer Group. The Compensation Committee sets the relative sizes of the three distinct potential performance bonuses in order to limit the influence of the risk-taking strategies adopted by our Peer Group.

•
Time Frames as long as Five Years. We evaluate our performance over one-, three- and five-year time frames, evaluating our performance compared with benchmarks established at the beginning of each period. In our opinion, a focus on longer-time frames creates a level of continuity in strategy implementation that could be disrupted by focusing on maximizing a sequence of single year returns. The longer time frames are more likely to capture periods when successful risk-avoidance is material to our financial performance, a feature which aligns this choice with our emphasis on risk management and book value preservation. The Compensation Committee uses larger performance bonuses for strong performance generated over the three- and five-year time frames.

All employees of the Manager, and employees of entities affiliated with the Manager are eligible to participate in the 2020 LTICP. These employees are referred to as “Participants.” For the avoidance of doubt, Messrs. Cauley and Haas are Participants in the 2020 LTICP. Being a Participant does not entitle the individual to an award under the 2020 Plan. The Compensation Committee has absolute sole discretion over all aspects of the 2020 LTICP, including the ability to reduce the amount of any bonus award or the size of the bonus pool even if the performance objectives and other terms of the 2020 LTICP were satisfied.

Participants are eligible to earn awards under the 2020 LTICP for performance over the next one-year, three-year and five-year periods. A bonus pool was established under the 2020 LTICP for each of the one-, three- and five-year measurement periods. The amount credited to the bonus pool is based on the Company’s performance under each of the three performance measures of the 2020 LTICP for each of the three measurement periods. The Compensation Committee, in its discretion, will determine each Participant’s award (i.e., the percentage of the bonus pool paid to each Participant) following the end of each of the one-, three- and five-year performance periods, subject to each Participant’s continued service relationship with the Company on such determination date.
The maximum amount that may be credited to the bonus pool for each measurement period equaled the average management fees paid by the Company to the Manager (pursuant to the terms of the management agreement between the Company and the Manager) for such period multiplied by the applicable percentage described in the table below. Under the 2020 LTICP, the maximum bonus pool for awards to be issued for performance during (i) the one-year measurement period ended December 31, 2020 equaled 20% of the management fees paid for 2020, (ii) the three-year measurement period ending December 31, 2022 will equal 35% of the average management fees (calculated on an annual basis) paid for 2020 through 2022 and (iii) the five-year measurement period ending December 31, 2024 will equal 45% of the average management fees (calculated on an annual basis) paid for 2020 through 2024.
As noted above, the amount credited to the bonus pool for each measurement period reflects the Company’s performance measured against three criteria (which are described below). The table below illustrates the maximum amount that could be credited to the bonus pool for each measurement period (as a percentage of the average management fees for the applicable period). The table also shows the amount that could be credited to the bonus pool for each measurement period (also as a percentage of the average management fees for the applicable period) for achievement of objectives with respect to each of the performance criteria. For example, the maximum amount that could be credited to the bonus pool for the three-year measurement period based on Agency RMBS rate relative performance (as defined below) is 10.50% of the average management fees paid for 2020 through 2022.
	1-year	3-year	5-year
Peer-relative financial performance	9.00%	15.75%	20.25%
Agency RMBS rate relative performance	6.00%	10.50%	13.50%
Peer-relative book value performance	5.00%	8.75%	11.25%
Total Measurement Period	20.00%	35.00%	45.00%
The Compensation Committee established the following performance measures and the performance thresholds that must be satisfied for awards to be earned under the 2020 LTICP.
Peer-Relative Financial Performance. No amount is earned for this performance measure unless the Company’s financial performance for the applicable measurement period exceeds the mean of the financial performance of the companies in the Peer Group (defined below) for the applicable measurement period. The financial performance of the Company and those in the Peer Group equals the sum of total dividends paid during the measurement period and the change in book value during the measurement period divided by the book value on the first day of the applicable measurement period. The companies in the “Peer Group” consist of AGNC Investment Corp., Annaly Capital Management Inc., Anworth Mortgage Asset Corporation, Arlington Asset Investment Corp., ARMOUR Residential REIT, Inc., Capstead Mortgage Corporation, Cherry Hill Mortgage Investment Corporation, and Dynex Capital, Inc.
Agency RMBS Rate Relative Performance. The Company’s performance under this performance measure equaled the percentage determined by dividing the sum of the change in book value per share during the applicable measurement period and total dividends paid per share during the measurement period by the book value per share on the first day of such measurement period. No amount is earned for this performance measure unless the Company’s performance, as calculated in the preceding sentence for the applicable measurement period, exceeds the Agency RMBS rate of 2.711% on January 1, 2020 plus 400 bps, or 6.711%, multiplied by the number of years in the measurement period.

Peer-Relative Book Value Performance. No amount will be earned for this performance measure unless the Company’s change in book value for the applicable measurement period (calculated in accordance with the following sentence) exceeds the mean change in book value for the companies in the Peer Group. The change in book value for the Company and those in the Peer Group will be determined by subtracting the book value on the first day of the measurement period from the book value on the last day in the measurement period, with such amount divided by the book value on the first day of the measurement period.
If the Company’s results for a performance measure equal or are less than the threshold for a measurement period, no amount will be added to the bonus pool for the measurement period with respect to that measurement criteria. The table below details the amounts by which the Company’s performance must exceed the threshold performance measures described above for the maximum bonus award to be added to the bonus pool. Linear interpolation will be used for results falling between the threshold and the result that must be achieved to earn the maximum award.
	1-year	3-year	5-year
Peer-relative financial performance	Threshold + 5.0%	Threshold + 10.0%	Threshold + 15.0%
Agency RMBS rate relative performance	Threshold + 5.0%	Threshold + 10.0%	Threshold + 15.0%
Peer-relative book value performance	Threshold + 2.0%	Threshold + 4.0%	Threshold + 6.0%
The Committee anticipates that 50% of earned bonuses will be paid to Participants in immediately vested shares of the Company’s common stock and 50% will be paid in the form of Performance Units, all of which will be issued under the 2012 Plan. The number of immediately vested shares of the Company’s common stock and Performance Units to be issued in satisfaction of the earned bonuses will be determined by dividing the dollar amount of each Participant’s award (i.e., the percentage of the bonus pool paid to each Participant) by the average closing price of the Company’s common stock on the NYSE for the 10 trading days preceding the grant date of the common stock and Performance Units, rounded down to the nearest whole number. The Performance Units will vest at the rate of 10% per quarter commencing with the first quarter after the one-year anniversary of the end of the applicable measurement period, with the Participant receiving one share of the Company’s common stock for each Performance Unit that vests. The Participant must continue to be employed by the Company as of the end of each such quarter in order to vest in the number of Performance Units scheduled to vest on that date.
The Performance Units will contain dividend equivalent rights which entitle the Participants to receive distributions declared by the Company on common stock. One Performance Unit is equivalent to one share of common stock for purposes of the dividend equivalent rights. Other than dividend equivalent rights, the Performance Units do not entitle the Participants to any of the rights of a stockholder of the Company.
The number of outstanding Performance Units actually earned by a Participant and settled on the applicable vesting date may be adjusted if any of the following events occur:
Book Value Impairment. A “Book Value Impairment” will occur if over any two consecutive quarters the following conditions are satisfied: (i) the Company’s book value per share declines by 15% or more during the first of such two quarters and (ii) the Company’s book value per share decline from the beginning of such two quarters to the end of such two quarters is at least 10%. If a Book Value Impairment occurs, then the number of Performance Units that are outstanding as of the last day of such two quarter period shall be reduced by 15%.
Extraordinary Book Value Preservation. “Extraordinary Book Value Preservation” will occur in any quarter in which the following conditions are satisfied: (i) the median change in the book value per share of specified peer companies (the “Median Book Value Decline”) is a decline of 6% or more and (ii) the Company’s book value per share either (a) increases or (b) declines by a percentage that is less than 50% of the Median Book Value Decline. If an event of Extraordinary Book Value Preservation occurs, then the number of Performance Units that are outstanding as of the last day of the quarter in which the Extraordinary Book Value Preservation has occurred will be increased by 5 basis points for every 1 basis point of difference between the Company’s book value per share percentage change and the Median Book Value Decline during such quarter.
Outperform All Peer Companies. The Company will “Outperform All Peer Companies” in any quarter in which the following conditions are satisfied: (i) the specified peer companies all experience a decline in book value per share and (ii) the Company’s book value per share either (a) increases or (b) declines by an amount that is less than the decline experienced by each peer company. If the Company Outperforms All Peer Companies in any quarter, then the number of Performance Units that are outstanding as of the last day of such quarter shall increase by 10%.

As described below under “Executive Compensation—Potential Payments Upon Termination or Change in Control,” in the event of a Change in Control (as defined in the 2012 Plan) or a Participant’s termination of service due to his or her death or disability, all of his or her unvested Performance Units will become fully vested as of the date of such Change in Control or termination of service, as applicable, without any adjustment in the event of a Book Value Impairment, Extraordinary Book Value Preservation or if the Company Outperforms All Peer Companies.
The Compensation Committee designated the following REITs (collectively, the “Peer Group”) for purposes of the financial performance benchmarks. The Compensation Committee believes investors evaluate us in the context of our performance relative to other mortgage REITs with similar investment strategies. We consider these companies to be the most relevant for purposes of benchmarking our financial performance and our primary competitors for both capital and executive talent.
AGNC Investment Corp. (AGNC)
Annaly Capital Management Inc. (NLY)
Anworth Mortgage Asset Corporation (ANH)
Arlington Asset Investment Corp. (AAIC)
ARMOUR Residential REIT, Inc. (ARR)*
Capstead Mortgage Corp. (CMO)
Cherry Hill Mortgage Investment Corp. (CHMI)*
Dynex Capital, Inc. (DX)
* Externally managed
 Compensation Decisions Following Fiscal Year End
 2021 Long-Term Incentive Compensation Plan
On March 22, 2021, the Compensation Committee approved the 2021 Long-Term Equity Incentive Compensation Plan (the “2021 LTICP”). The 2021 LTICP generally has the same construct as described above for the 2020 LTICP. Messrs. Cauley and Haas are participants in the 2021 LTICP.
 2021 Long-Term Equity-Based Incentive Awards
On March 22, 2021, pursuant to the 2020 LTICP, the 2018 Long-Term Equity Incentive Compensation Plan (the “2018 LTICP”) and the 2016 Long-Term Equity Incentive Compensation Plan (the “2016 LTICP”) we made equity awards to Mr. Cauley and Mr. Haas for their service to us during 2020. The equity awards were comprised 50% of immediately vested shares of common stock and 50% of Performance Units, in each case, granted under the 2012 Plan, and were made based on the Company’s achievement of the one-year performance goals under the 2020 LTICP, the three-year performance goals under the 2018 LTICP and the five-year performance goals under the 2016 LTICP.
The equity awards made to Mr. Cauley consisted of 62,705 immediately vested shares of common stock and 62,705 Performance Units. The equity awards made to Mr. Haas consisted of 47,785 immediately vested shares of common stock and 47,785 Performance Units. See “Executive Compensation—Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table—Supplemental Compensation Table” for a discussion of the equity awards granted to each of our named executive officers in 2021 for 2020 performance.
Approval of the 2021 Plan
On April 14, 2021, the Board adopted the 2021 Plan, subject to stockholder approval. Please see “Proposal 4: To Approve Our 2021 Plan” below for a description of the 2021 Plan.

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
By the Compensation Committee:
W Coleman Bitting, Chair
Frank P. Filipps
Ava L. Parker

EXECUTIVE COMPENSATION
 Summary Compensation Table
The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the SEC. The amounts shown represent the compensation paid to the named executive officers (who, for avoidance of doubt, are employees of the Manager) as consideration for services rendered to the Company.

Name	Year	Stock Awards(1)	Total
Robert E. Cauley	2020	$—	$—
President and Chief Executive Officer	2019	—	—
	2018	170,996	170,996
George H. Haas, IV	2020	$—	$—
Chief Financial Officer	2019	—	—
	2018	139,902	139,902

*
Columns for “Salary,” “Option Awards,” “Bonus,” “Non-Equity Incentive Plan Compensation,” “Changes in Pension Value and Nonqualified Compensation Earnings” and “All Other Compensation” have been omitted because they were not applicable in any of the last three fiscal years.

(1)
As described above under “Compensation Discussion and Analysis—2020 Compensation Components—Equity-Based Compensation” and “Compensation Discussion and Analysis—2020 Compensation Components—Performance Awards,” neither Messrs. Cauley or Haas received equity-based awards in 2020 because certain performance goals were not met as of December 31, 2019 under the 2019 LTICP, 2017 LTICP and the 2015 LTICP. Similarly, neither of the named executive officers received equity-based awards in 2019 because certain performance goals were not met under the applicable incentive plans as of December 31, 2018. Amounts reported in this column for 2018 represent the grant date fair value of stock awards granted in 2018 for performance obtained as of December 31, 2017, computed in accordance with FASB ASC Topic 718.

Grants of Plan-Based Awards
Because certain performance metrics were not reached as of December 31, 2019 under the 2019 LTICP, 2017 LTICP and the 2015 LTICP, there were no grants of plan-based awards made to either of our named executive officers in 2020. See “Compensation Discussion and Analysis—2020 Compensation Components—Equity-Based Compensation,” “Compensation Discussion and Analysis—2020 Compensation Components—Performance Awards” and “Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table.”
Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table
Based on the application of our compensation principles and the Company’s achievement of performance goals under each of the 2020 LTICP, 2018 LTICP, 2016 LTICP, as described in “Compensation Discussion and Analysis—Compensation Decisions Following Fiscal Year End—2021 Long-Term Equity-Based Incentive Awards,” the Compensation Committee approved the performance bonuses shown in the table below for the named executive officers in March 2021. Because the size of each named executive officer’s performance bonus (i.e., the percentage of the relevant bonus pool under each of the 2020 LTICP, 2018 LTICP and 2016 LTICP to be granted to each named executive officer) was unknown until March 2021 such that the awards were not granted to the named executive officers until March 2021, these awards are not included in the Summary Compensation Table or the Grants of Plan-Based Awards table above. The table is not a substitute for, and should be read together with the Summary Compensation Table, which presents 2020 named executive officer compensation in accordance with SEC disclosure rules and includes additional compensation elements and other important information.

Supplemental Compensation Table
Name	Stock Awards(1)	Performance Unit Awards(2)	Total
Robert E. Cauley	$378,111	$378,111	$756,222
President and Chief Executive Officer

George H. Haas, IV	$288,144	$288,144	$576,288
Chief Financial Officer

(1)
Amounts represent the grant date fair value of immediately vested shares of common stock calculated in accordance with FASB ASC Topic 718 granted to each of our named executive officers on March 22, 2021, with respect to 2020 service to the Company. Messrs. Cauley and Haas were awarded 62,705 and 47,785 shares of common stock, respectively, with a value of $6.03 per share. Of these amounts, 23,667 and 17,370 shares, respectively, were surrendered by Messrs. Cauley and Haas to meet federal income tax withholding obligations associated with the awards.

(2)
Amounts represent the grant date fair value of Performance Units calculated in accordance with FASB ASC Topic 718 granted to each of our named executive officers on March 22, 2021, with respect to 2020 service to the Company. Messrs. Cauley and Haas were awarded 62,705 and 47,785 Performance Units, respectively, with a value of $6.03 per share. Beginning in 2022, 10% of the Performance Units granted to Messrs. Cauley and Haas in 2021 will vest on the fifth day prior to the end of the first ten calendar quarters beginning on March 26, 2022, subject to each named executive officer’s continued service relationship with the Company on each applicable vesting date, and subject to adjustment as described in the Compensation Discussion and Analysis under “2020 Long-Term Equity Incentive Compensation Plan.”

Outstanding Equity Awards for Fiscal Year-Ended December 31, 2020
The following table reflects our outstanding equity awards as of December 31, 2020:
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Robert E. Cauley	—	—	1,951	(3)	10,184
George H. Haas, IV	—	—	1,597	(4)	8,336

*	Columns related to option awards have been omitted because they were not applicable.
(1)
Amounts represent the number of unvested Performance Units granted on April 6, 2018 with respect to performance achieved under the 2017 LTICP, 2015 LTICP and 2013 Long-Term Equity Incentive Compensation Plan (the “2013 LTICP”). One-half of the Performance Units held by each of Messrs. Cauley and Haas and reported herein vested on March 31, 2021 and one-half of such Performance Units will vest on June 30, 2021, subject to each named executive officer’s continued service relationship with the Company through such date. As described in the Compensation Discussion and Analysis under “2020 Compensation Components—Performance Awards” and “2020 Long-Term Equity Incentive Compensation Plan,” Performance Units do not have threshold, target and maximum values as contemplated by SEC rules. Instead, the Company must achieve certain performance goals for Performance Units to be granted, and the number of Performance Units that actually become earned at the end of the applicable measurement period may be adjusted prior to the applicable vesting date based on the occurrence of certain performance-related events.

(2)	The amounts in this column were calculated by multiplying $5.22, the closing price of our common stock on December 31, 2020, by the number of awards reported.
(3)
The number of shares of common stock issuable upon the vesting of the outstanding Performance Units was reduced in 2020 pursuant to the 2017 LTICP, 2015 LTICP and 2013 LTICP as a result of the book value impairment event that occurred. The book value impairment event occurred because the Company's book value per share declined by more than 15% during the quarter ended March 31, 2020 and the Company’s book value per share decline from January 1, 2020 to June 30, 2020 was more than 10% (the “Book Value Event”). The 2017 LTICP, 2015 LTICP and 2013 LTICP provide that if such a Book Value Event occurs, then the number of Performance Units granted pursuant to such plans that are outstanding as of the last day of such two quarter period will be reduced by 15%. As a result of the Book Value Event, Mr. Cauley forfeited 688.6 Performance Units in 2020.

(4)
The number of shares of common stock issuable upon the vesting of the outstanding Performance Units was reduced in 2020 as a result of the Book Value Event. As a result of the Book Value Event, Mr. Haas forfeited 563.4 Performance Units in 2020.

 Option Exercises and Stock Vested
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robert E. Cauley	5,629	24,065
George H. Haas, IV	4,706	20,070
* Columns related to option awards have been omitted because they were not applicable.
(1)	This column represents the number of Performance Units held by each named executive officer that vested during 2020.
(2)
This column reflects the aggregate market value realized by each named executive officer upon vesting, calculated by multiplying the number of Performance Units that vested (including shares withheld for tax withholding purposes) by the closing price of our common stock on the applicable vesting date.

 Pension Benefits
We do not sponsor any qualified or non-qualified defined benefit pension plans.
 Non-qualified Deferred Compensation
We do not have any non-qualified deferred compensation plans.
 Potential Payments Upon Termination or Change in Control
We are not party to any agreements or arrangements with either of our named executive officers providing for cash severance payments or benefits upon such named executive officer’s termination of employment for any reason or upon a change in control of the Company.
However, pursuant to the terms of the 2017 LTICP, 2015 LTICP and 2013 LTICP, all unvested Performance Units held by Messrs. Cauley and Haas vest immediately upon (i) a “Change in Control” (as defined in the 2012 Plan) and (ii) upon such named executive officer’s termination of service as an executive officer of the Company due to his death or disability, in each case, so long as such named executive officer was serving as an executive officer of the Company at the time of such Change in Control or termination of service. To the extent any of the adjustment events set forth in the applicable incentive plans with respect to such Performance Units (i.e., a book value impairment, extraordinary book value preservation or if the Company outperforms all peer companies) occurs prior to settlement of the accelerated Performance Units, no adjustment to the number of Performance Units earned by each named executive officer will occur.
The value of such Performance Units held by Mr. Cauley as of December 31, 2020 was approximately $10,184, and the value of such Performance Units held by Mr. Haas as of December 31, 2020 was approximately $8,336, in each case, calculated by multiplying the number of unvested Performance Units held by such named executive officer by $5.22, the closing price of our common stock on December 31, 2020.
 “Change in Control” is defined in the 2012 Plan to generally mean (i) any transaction or series of transactions whereby any person, other than the Company, any of its subsidiaries or any Company benefit plan, acquires beneficial ownership of more than 50% of the total combined voting power of the Company’s securities, (ii) the current members of the Board (together with those new members of the Board approved by a two-thirds vote of the current Board members) cease to constitute a majority of the Board for any reason during any consecutive two-year period, or (iii) the consummation by the Company of a merger, consolidation, reorganization or business combination or a sale of all or substantially all of the Company’s assets, unless the Company’s stockholders own more than 50% of the combined voting power and common stock of the successor or purchasing entity.

CEO Pay Ratio
The Company does not have any employees and does not provide any compensation to the CEO. As a result, the pay ratio disclosure of the median of the annual total compensation of all Company employees excluding the CEO and the annual total compensation of the CEO is not applicable.

PROPOSAL 3: TO APPROVE, BY A NON-BINDING VOTE, THE COMPANY’S EXECUTIVE COMPENSATION
We are asking our stockholders to provide a non-binding “say-on-pay” advisory approval of the compensation of our named executive officers as disclosed in the “Compensation Discussion and Analysis” section of this proxy statement.
THE BOARD RECOMMENDS A VOTE FOR
THE FOLLOWING RESOLUTION REGARDING THE “SAY-ON-PAY”
VOTE APPROVING THE OVERALL COMPENSATION PHILOSOPHY

RESOLVED, that stockholders approve, on an advisory basis, compensation of the named executive officers, as described in the proxy statement, including the Compensation Discussion and Analysis, the Summary Compensation Table and the other related tables and disclosures.
Our Board of Directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters.  We are providing this advisory vote as required pursuant to Section 14A of the Exchange Act.  The stockholder vote will not be binding on us or the Board of Directors, and it will not be construed as overruling any decision by us or the Board of Directors or creating or implying any change to, or additional, fiduciary duties for us or the Board of Directors.
As discussed in the Compensation Discussion and Analysis section of this proxy statement, we are externally managed by the Manager, pursuant to the management agreement between our Manager and us.  In 2020, we did not have any employees that we compensated directly with salaries or other cash compensation.  Our named executive officers are employees of Bimini.  Our named executive officers' compensation was paid by Bimini, the parent of our Manager, out of its earnings, the management fees we pay to our Manager, and any expense reimbursements we pay our Manager.  We grant our named executive officers performance based bonuses from time to time, but no such awards were granted in 2020.  We do not provide our named executive officers with pension benefits, termination payments or other incidental payments.
As discussed in the Compensation Discussion and Analysis section of this proxy statement, our Board of Directors believes that our compensation program is directly linked to our principal business objective of generating income for our stockholders.  For example:
•
our Compensation Committee may grant employees of our Manager equity awards intended to align their interests with those of our stockholders by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends.

•	these equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for our company.
•	these awards further provide flexibility to us in our ability to enable our Manager to attract, motivate and retain talented individuals.
For these reasons, the Board of Directors recommends that stockholders vote in favor of the proposed resolution. While this vote is not binding on us, it will provide information to our Compensation Committee and our management regarding investor sentiment about our executive compensation philosophy, policies and practices.  We will consider this information as appropriate when making decisions regarding executive compensation.

PROPOSAL 4: TO APPROVE OUR 2021 PLAN
We are asking our stockholders to approve the Orchid Island Capital, Inc. 2021 Equity Incentive Plan (the “2021 Plan”).  Upon the recommendation of the Compensation Committee, our Board of Directors adopted the 2021 Plan on April 14, 2021 (the “Effective Date”), subject to the approval of our stockholders.  As of April 15, 2021, 3,366,623 shares of our common stock, par value $0.01 per share (“Common Stock”) remained available for issuance under the 2012 Plan, but the 2012 Plan will expire pursuant to its terms in 2022.  The Board believes that the 2012 Plan has assisted in our recruitment and retention of our executive officers, non-employee directors and other individuals who are employed by the Manager who provide services to the Company and has helped align their interests with the interests of our stockholders.  The Board believes that the 2021 Plan will also promote these interests.
We believe that approval of the 2021 Plan will give us the flexibility to make stock-based awards and other awards permitted under the 2021 Plan over the next 8 years in amounts determined appropriate by the Committee (as defined below); however, this timeline is simply an estimate used to determine the number of additional shares of common stock requested pursuant to the 2021 Plan and future circumstances may require a change to expected equity grant practices. These circumstances include but are not limited to the future price of our Common Stock, award levels and amounts provided by our competitors and our hiring activity over the next few years. The closing market price of our shares of Common Stock as of April 15, 2021 was $5.44 per share, as reported on the NYSE.
As of April 15, 2021, the total number of outstanding shares of Common Stock was 94,410,960. Our current dilution (which is the number of shares of Common Stock remaining available for grant under the 2012 Plan, divided by the total number of shares of Common Stock outstanding) is approximately 3.6%.  If the 2021 Plan is approved by stockholders, the potential dilution from issuances authorized under the 2021 Plan will increase to approximately 7.8%, as adjusted for any forfeitures, cancellations and cash-settlement of awards as described below under “—Number of Shares Subject to the Plan.”  While we are aware of the potential dilutive effect of compensatory equity awards, we also recognize the significant motivational and performance benefits that may be achieved from making such awards.
The 2021 Plan is intended to replace the 2012 Plan.  Upon stockholder approval of the 2021 Plan, the 2012 Plan will terminate, and no further grants will be made under the 2012 Plan.  However, any outstanding awards under the 2012 Plan will continue in accordance with the terms of the 2012 Plan and any award agreement executed in connection with such outstanding awards.
Consequences of Failing to Approve the Proposal
Failure of our stockholders to approve this proposal will mean that we will continue to grant equity awards under the terms of the 2012 Plan, until the earlier of the (i) expiration date of the 2012 Plan, which is October 22, 2022, and (ii) date on which the shares of Common Stock available for issuance under the 2012 Plan are exhausted, which we do not estimate will occur prior to the expiration of the 2012 Plan based on current expected equity grant practices and plans.  If the 2021 Plan is not approved by stockholders, the 2012 Plan will remain in effect until October 22, 2022.
Description of the 2021 Plan
A summary description of the material features of the 2021 Plan is set forth below. This summary does not purport to be a complete description of all the provisions of the 2021 Plan and is qualified in its entirety by reference to the 2021 Plan, which is attached as Appendix A to this proxy statement and incorporated by reference in its entirety.  The purpose of the 2021 Plan is to assist the Company and its affiliates in recruiting and retaining executive officers, members of the Board and other individuals who provide services to the Company, the Manager or any affiliates of the Company or the Manager with ability and initiative by enabling such individuals to participate in the future success of the Company and its affiliates and to associate their interests with those of the Company and its stockholders.
The 2021 Plan provides for potential grants of (i) incentive stock options qualified as such under U.S. federal income tax laws (“ISOs”), (ii) stock options that do not qualify as ISOs (“Nonqualified Stock Options” and together with ISOs, “Options”), (iii) stock appreciation rights (“SARs”), (iv) stock awards, whether restricted or fully vested (“Stock Awards”), (v) awards of restricted stock units (“RSUs”), (vi) other equity-based awards (“Other Equity-Based Awards”), (vii) cash awards (“Cash Awards”), (viii) incentive awards (“Incentive Awards”), (ix) performance units (“Performance Units”) and (x) substitute awards (“Substitute Awards” and together with Options, SARs, Stock Awards, RSUs, Other Equity-Based Awards, Cash Awards Incentive Awards and Performance Units, the “Awards”).

Administration
The 2021 Plan is administered by the Compensation Committee of the Board, except that with respect to Awards made to non-employee directors, the 2021 Plan is administered by the Board.  Unless otherwise determined by the Board, the Compensation Committee shall consist solely of two or more non-employee directors, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act and an “independent director” under the rules of any exchange on which our Common Stock is listed.
This summary uses the term “Committee” to refer to the Compensation Committee or in the case of Awards made to non-employee directors, the Board. Subject to the terms of the 2021 Plan, the Committee may, in its sole reasonable discretion, select participants who receive Awards and will determine the types of Awards and the terms and conditions of Awards.  The Committee also may interpret the provisions of the 2021 Plan and any decision made, or action taken, by the Committee in connection with the administration of the 2021 Plan shall be final and conclusive.
Eligibility
Awards may be made under the 2021 Plan to our or our affiliates’ officers, employees, non-employee directors and to any other individual who provides services to us or an affiliate and whose participation in the 2021 Plan is determined, by the Committee in its sole reasonable discretion, to be in the best interests of our company. Eligible individuals to whom an Award is granted under the 2021 Plan are referred to as “Participants.”
We are externally managed and do not have any employees, but there are currently two executive officers, five other employees of our Manager and other affiliates and four non-employee directors, that are eligible to receive Awards under the 2021 Plan.
Number of Shares Subject to the Plan
A total of 7,366,623 shares of our Common Stock are authorized to be issued under the 2021 Plan, which number includes (i) 4,000,000 shares of our Common Stock reserved under the 2021 Plan and (ii) 3,366,623 shares of our Common Stock that remain available for issuance under the 2012 Plan. The total number also represents the maximum aggregate number of shares of Common Stock that may be issued under the 2021 Plan through ISOs.  This number represents approximately 7.8% of our outstanding Common Stock on a fully-diluted basis.
The shares of our Common Stock issuable under the 2021 Plan consist of authorized but unissued shares.  If all or any portion of an Award, including an award granted under the 2012 Plan that is outstanding as of the Effective Date (an “Existing Award”) is forfeited, settled in cash or expires or otherwise terminates without issuance and delivery of any shares of Common Stock, then the number of shares subject to such Award or Existing Award will again be available for making Awards under the 2021 Plan.  Shares tendered or withheld to satisfy the tax withholding obligation pursuant to any Award other than an Option or a SAR shall be available for future grants or Awards, but shares tendered or withheld to satisfy (i) any grant or exercise price on any Option, SAR or Existing Award or (ii) any tax withholding obligation pursuant to any Existing Award shall not be available for future grants or Awards.
Award and Compensation Limitations
Under the 2021 Plan, in a single calendar year, a non-employee director may not be paid compensation, whether denominated in cash or Awards, for such individual’s service on the Board in excess of $500,000. Additional cash amounts or Awards may be paid for any calendar year in which a non-employee director (i) first joins the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board. The limit on non-employee director compensation described above does not apply to compensation paid for any period in which the individual served as an employee of the Company or any of our affiliates, including our Manager, or was otherwise providing services to us or our affiliates, including our Manager, other than in the capacity as a director of the Company.

Further, under the 2021 Plan, the maximum amount payable to any Participant in any calendar year with respect to Incentive Awards that are not granted with reference to a number of shares of Common Stock and that will be settled in cash is $1,000,000.
Awards Under the 2021 Plan
Options
The 2021 Plan permits the grant of ISOs and Nonqualified Stock Options.  ISOs may only be granted to employees of the Company or its “parent” and “subsidiaries,” as such terms are defined in Section 424 of the Internal Revenue Code of 1986, as amended (the “Code”). The exercise price of each Option may not be less than 100% of the fair market value of our Common Stock on the date of grant (110% in the case of ISOs granted to a Participant holding 10% or more of the Company’s Common Stock).
The term of each Option will be fixed by the Committee but may not exceed 10 years from the date of grant (five years in the case of ISOs granted to a Participant holding 10% or more of the Company’s Common Stock).  The Committee will determine at what time or times each Option may be exercised and the period of time, if any, after termination of employment during which Options may be exercised.  Except in the case of certain substitutions or certain changes in our capitalization, such as a stock dividend, stock split, extraordinary cash dividend, subdivision or consolidations of shares that affect the number of shares of our Common Stock or the fair market value of our Common Stock, the exercise price of an Option may not be reduced after its grant without the approval of our stockholders.  In addition, no payment may be made in cancellation of an Option whose exercise price exceeds fair market value without the approval of our stockholders.
In general, an optionee may pay the exercise price of an Option by cash, certified check, by tendering shares of Common Stock, by attestation of ownership of shares of Common Stock, by means of a broker-assisted cashless exercise, or in any other form or manner acceptable to the Committee.  Any rights or restrictions with respect to the ability to transfer an Option shall be set forth in the applicable Award agreement, except that any Option may be transferred by will or by the laws of descent and distribution or pursuant to a domestic relations order entered or approved by a court of competent jurisdiction.  ISOs granted under the 2021 Plan are nontransferable other than by will or laws of descent and distribution.
Stock Appreciation Rights
SARs may be awarded under the 2021 Plan.  SARs entitle the Participant to receive a number of shares of Common Stock, cash or a combination of shares and cash, based on the increase in the fair market value of the shares from their grant date fair market value.  The term of any SAR will be determined by the Committee, but in no event will a SAR have a term of more than 10 years from the date of grant (five years in the case of a SAR that is related to an ISO granted to a Participant holding 10% or more of the Company’s Common Stock).  In general, a SAR may be exercised in whole at any time or in part from time to time in compliance with the 2021 Plan and applicable Award agreement. A corresponding SAR that is related to an ISO may be exercised only to the extent the related Option is exercisable and only when the fair market value exceeds the Option price. Such exercise of a corresponding SAR shall result in termination of the related Option to the extent of the number of shares of Common Stock to which the SAR is exercised. Any rights or restrictions with respect to the ability to transfer a SAR shall be set forth in the applicable Award agreement, except that any SAR may be transferred by will or by the laws of descent and distribution or pursuant to a domestic relations order entered or approved by a court of competent jurisdiction.  A SAR that relates to an ISO is nontransferable other than by will or laws of descent and distribution. Participants shall have no rights as a stockholder with respect to shares of Common Stock subject to a SAR until the date the SAR is exercised and then only to the extent that the SAR is settled by issuance in shares of Common Stock.

Stock Awards
The 2021 Plan also permits the grant of Stock Awards, either in the form of restricted stock or unrestricted Common Stock.  A Participant’s rights in the Stock Award may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria.  These performance goals may include, for example, a requirement that we or any of our affiliates or the Participant achieve objectives based on any of the performance criteria listed below. Unless otherwise specified in the applicable Award agreement, Participants that have a restricted Stock Award shall have all the rights of a stockholder, including the right to receive dividends and vote the shares of Common Stock. The Committee may determine the distribution of any cash dividends, including allowing a Participant to elect or requiring reinvestment of such dividends into additional shares of restricted stock, provided that any such determination is intended to comply with Section 409A of the Code. The Committee may also prescribe that dividends payable on shares of restricted stock subject to a Stock Award shall be accumulated and paid, without interest, when the underlying Stock Award becomes nonforfeitable and transferable.
Restricted Stock Units
The 2021 Plan also allows the grant of RSUs, meaning the right to receive Common Stock, cash or a combination of Common Stock and cash in the future.  At the time the RSU is granted, the Committee will specify the terms and conditions which govern the RSU, and will specify whether dividend equivalent rights are granted in connection with the RSUs.  A Participant’s rights in the RSU may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria (or a combination of the two).  These performance goals may include, for example, a requirement that we or any of our affiliates or the Participant achieve objectives based on any of the performance criteria listed below. RSUs may be settled in shares of Common Stock, cash, or a combination of the two. Participants who receive RSUs shall have no rights as a stockholder until the RSUs are earned and settled in shares of Common Stock.
Other Equity-Based Awards
Other Equity-Based Awards means Awards, other than Options, SARs, Stock Awards, RSUs, Incentive Awards or Performance Units, that entitle the Participant to receive shares of Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, Common Stock or other equity interests.  The Committee may designate Participants to receive Other Equity-Based Awards and will specify the number of shares of Common Stock or the other securities or property covered by such Awards as well as the terms and conditions of the Awards.  At the time such Other Equity-Based Award is granted, the Committee will specify the terms and conditions which govern the Award and will specify whether dividend equivalent rights are granted in connection with the Award.  Other Equity-Based Awards may be settled in shares of Common Stock, cash, or a combination of the two. Participants who receive Other Equity-Based Awards shall have no rights as a stockholder until the Awards are earned and settled in shares of Common Stock.
Incentive Awards
Incentive Awards entitle the Participant to receive a single lump sum payment which may be in cash, shares of Common Stock or a combination of cash and shares of Common Stock, in the discretion of the Committee.  At the time an Incentive Award is granted, the Committee will specify the terms and conditions which govern the Award and will specify whether dividend equivalent rights are granted in conjunction with the Award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that certain performance objectives are met during a performance period of at least one year. As described above, the maximum amount payable to a Participant in any calendar year with respect to Incentive Awards that are not granted with reference to a number of shares of Common Stock and that will be settled in cash is $1,000,000.
Cash Awards
Cash Awards may be granted on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the 2021 Plan and are subject to such terms and conditions as determined by the Committee.

Performance Units
Performance Units are Awards granted to Participants that are based upon performance goals specified by the Committee.  The Committee may designate Participants to receive Performance Units and may specify the number of shares of Common Stock or the other securities or property covered by such Awards.  At the time the Performance Units are granted, the Committee will specify the terms and conditions which govern the Performance Units and will specify whether dividend equivalent rights are granted in connection with the Performance Units.  A Participant will be entitled to receive payment pursuant to the Performance Units, subject to continued employment or service and/or the satisfaction of certain goals tied to performance criteria. These performance goals may be based on individual criteria or one or more business criteria of the Company, on a consolidated basis, and/or for specified affiliates of the Company or business or geographical units of the Company, or other measures of performance, as determined by the Committee, and may be determined on an absolute or relative basis as compared to the performance of a published or special index deemed applicable by the Committee. Performance conditions or goals may differ for Performance Units granted to any one Participant or to different Participants. The performance period applicable to any Performance Unit shall be set by the Committee but may not exceed 10 years.  Performance Units may be settled in shares of Common Stock, other securities or property or a combination thereof. Participants who receive Performance Units shall have no rights as a stockholder until the Performance Units are earned and settled in shares of Common Stock.
Substitute Awards
Awards may be granted in substitution or exchange for any other Award granted under the 2021 Plan or under another plan or any other right of a Participant to receive payment from us.  Awards may be also be granted under the 2021 Plan in substitution for similar Awards held by individuals who become Participants as a result of a merger, consolidation, acquisition or similar transaction.
Other Provisions
Dividends and Dividend Equivalents
The Committee may provide that dividends and dividend equivalents are subject to restrictions and risk of forfeiture to the same extent as the Award with respect to which such dividends or dividend equivalents are accrued and will not be paid unless and until such Award has vested.
Fractional Shares
No fractional share of Common Stock will be issued or delivered with respect to any Award under the 2021 Plan, but instead, the Committee shall issue a cash payment in lieu of any fractional share of Common Stock.
Adjustments for Stock Dividends and Similar Events
The Board will make appropriate adjustments in the number and terms of outstanding Awards and the number of shares of Common Stock available for issuance under the 2021 Plan to reflect Common Stock dividends, stock splits, spin-off and other similar events listed in the 2021 Plan.
Change in Control and Limitation of Benefits
The 2021 Plan does not provide for automatic acceleration of vesting of outstanding Awards upon a change in control event solely with respect to the occurrence of the change in control but instead provides that upon a change in control event the Committee may provide that the successor company shall assume or replace the outstanding Awards with awards of the same type and substantially equal value as the original Award. If it is not the intent of the successor company to assume or replace the Awards in connection with that change in control event, the 2021 Plan provides that immediately prior to such change in control event the Committee is authorized to cancel outstanding Awards in exchange for a payment. If an Award is cancelled in exchange for a payment, such payment shall be substantially equal to (i) if the Award is denominated or to be settled in cash, the entire amount that can be paid under the Award (which, with respect to a Performance Unit or other performance-based Award, unless otherwise provided by the Committee or an Award Agreement, shall be based upon the number of Performance Units or other performance-based Awards granted, without any performance-related adjustments as provided for in the applicable Award Agreement) or (ii) (a) the amount by which the price per share received by stockholders in the change in control for each share of Common Stock exceeds the exercise price in the case of an Option and SAR, or (b) for each share of Common Stock subject to an Award denominated in Common Stock or valued in reference to Common Stock (which, with respect to a Performance Unit or other performance-based Award, unless otherwise provided by the Committee or an Award Agreement, shall be the number of Performance Units or other performance-based Awards granted, without any performance-related adjustments as provided for in the applicable Award Agreement), the price per share received by stockholders or (c) for each other Award denominated in other securities or property, the value of such other securities or property, in each case as determined by the Committee.

The 2021 Plan provides that to the extent a Participant is entitled to receive payments and benefits under the Plan that constitute “excess parachute payments” within the meaning of Section 280G of the Code, such payments will be reduced such that the Participant does not receive any excess parachute payments if and only to the extent that such a reduction will allow the Participant to receive a greater net after tax amount than the Participant would have received absent such reduction.
Under the 2021 Plan, a change in control is generally defined to include (i) any transaction or series of transactions whereby any person, other than the Company, any of its subsidiaries or any Company benefit plan, acquires beneficial ownership of more than 50% of the total combined voting power of the Company’s securities, (ii) the current members of the Board (together with those new members of the Board approved by a vote of two-thirds of the current Board members) cease to constitute a majority of the Board for any reason during any consecutive two-year period, or (iii) the consummation by the Company of a merger, consolidation, reorganization or business combination or a sale of all or substantially all of the Company’s assets, unless the Company’s stockholders own more than 50% of the combined voting power and common stock of the successor or purchasing entity.
Tax Withholding
The Company and any of its affiliates have the right to withhold, or require payment of, the amount of any applicable taxes due or potentially payable upon exercise, award or lapse of restrictions of an Award. The Committee will determine, in its sole discretion, the form of payment acceptable for such tax withholding obligations, including the delivery of cash or cash equivalents, shares of Common Stock (including through delivery of previously owned shares or withholding of shares otherwise deliverable with respect to the Award) or any other method approved by the Committee.
Clawback
All Awards under the 2021 Plan will be subject to any clawback policy adopted by the Company, as in effect from time to time.
Amendment or Termination of the 2021 Plan
While the Board may terminate or amend the 2021 Plan at any time, no amendment may adversely impair the rights of Participants with respect to outstanding Awards.  In addition, any amendment will be contingent on approval of our stockholders to the extent required by law, the rules of the NYSE or other exchange on which our Common Stock is then listed or if the amendment would increase the benefits accruing to Participants under the 2021 Plan, materially increase the aggregate number of shares of Common Stock that may be issued under the 2021 Plan (except for adjustments made in connection with a stock dividend or similar event), or materially modify the requirements as to eligibility for participation in the 2021 Plan.
Unless terminated earlier, the 2021 Plan will terminate on the tenth anniversary of the Effective Date, but will continue to govern unexpired Awards.

Federal Income Tax Consequences
The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to Participants arising from participation in the 2021 Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a Participant in the 2021 Plan may vary depending on his or her particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, Nonqualified Stock Options and SARs with an exercise price less than the fair market value of shares of Common Stock on the date of grant, SARs payable in cash, restricted stock units, and certain other Awards that may be granted pursuant to the 2021 Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.
Tax Consequences to Participants
Options and SARs. Participants will not realize taxable income upon the grant of an Option or a SAR. Upon the exercise of a Nonqualified Stock Option or a SAR, a Participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of Common Stock received, over (ii) the exercise price of the Award. A Participant will generally have a tax basis in any shares of Common Stock received pursuant to the exercise of a Nonqualified Stock Option or SAR that equals the fair market value of such shares of Common Stock on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules. When a Participant sells the shares of Common Stock acquired as a result of the exercise of a Nonqualified Stock Option or SAR, any appreciation (or depreciation) in the value of the shares of Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.
Participants eligible to receive an Option intended to qualify as an ISO (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an ISO. Upon the exercise of an ISO, a Participant will not recognize taxable income, although the excess of the fair market value of the shares of Common Stock received upon exercise of the ISO (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the Participant, which may cause such Participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the Participant’s regular tax liability in a later year to the extent the Participant’s regular tax liability is in excess of the alternative minimum tax for that year.
Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), a Participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the Participant for the ISO Shares. However, if a Participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the Participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the Participant for such ISO Shares. A Participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.
The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless a Participant makes a Disqualifying Disposition of the ISO Shares. If a Participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a Participant under the rules described in the preceding paragraph.

Under current rulings, if a Participant transfers previously held shares of Common Stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an Option, whether a Nonqualified Stock Option or an ISO, no additional gain will be recognized on the transfer of such previously held shares of Common Stock in satisfaction of the Nonqualified Stock Option or an ISO exercise price (although a Participant would still recognize ordinary compensation income upon exercise of a Nonqualified Stock Option in the manner described above). Moreover, that number of shares of Common Stock received upon exercise which equals the number of previously held shares of Common Stock surrendered in satisfaction of the Nonqualified Stock Option or ISO exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Common Stock surrendered in satisfaction of the Nonqualified Stock Option or ISO exercise price. Any additional shares of Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the Participant, plus the amount of compensation income recognized by the Participant under the rules described above.
The 2021 Plan generally prohibits the transfer of Awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the 2021 Plan allows the Committee to permit the transfer of Awards (other than ISOs), in its discretion. For income and gift tax purposes, certain transfers of Nonqualified Stock Options should generally be treated as completed gifts, subject to gift taxation.
The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of Nonqualified Stock Options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of Options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the Options. If a Nonqualified Stock Option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.
In addition, if a Participant transfers a vested Nonqualified Stock Option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the Nonqualified Stock Option at the time of the gift. The value of the Nonqualified Stock Option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of Common Stock, the potential for future appreciation or depreciation of the shares of Common Stock, the time period of the Nonqualified Stock Option and the illiquidity of the Nonqualified Stock Option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $15,000 per donee (for 2021, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted Nonqualified Stock Option will not be included in the Participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.
This favorable tax treatment for vested Nonqualified Stock Options has not been extended to unvested Nonqualified Stock Options. Whether such consequences apply to unvested Nonqualified Stock Options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.
Other Awards: Stock Awards, Restricted Stock Units, Other Equity-Based Awards, Incentive Awards and Performance Units. A Participant will recognize ordinary compensation income upon receipt of cash pursuant to an Incentive Award or Performance Unit or, if earlier, at the time the cash is otherwise made available for the Participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit Award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of Common Stock in settlement of the restricted stock unit Award, as applicable, in an amount equal to the cash or the fair market value of the shares of Common Stock received.
A recipient of a Stock Award or Other Equity-Based Award or the receipt of shares pursuant to an Incentive Award or Performance Unit generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of Common Stock when received, reduced by any amount paid by the recipient; however, if the shares of Common Stock are not transferable and are subject to a substantial risk of forfeiture when received, a Participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of Common Stock (i) when the shares of Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a Participant does not make a valid election under Section 83(b) of the Code, or (ii) when the Award is received, in cases where a Participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of Common Stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of Common Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A Participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of Common Stock received by a Participant will equal the amount recognized by the Participant as compensation income under the rules described in the preceding paragraph, and the Participant’s capital gains holding period in those shares of Common Stock will commence on the later of the date the shares of Common Stock are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a Participant under the foregoing rules.
Tax Consequences to the Company
Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.
Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the 2021 Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.
Performance-Based Compensation. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the 2021 Plan may be limited by Section 162(m). Section 162(m) limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m)) in excess of $1,000,000.
New Plan Benefits
Because Awards granted under the 2021 Plan are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to Participants.  Therefore, the New Plan Benefits Table is not provided. For information regarding the outstanding Awards that have been granted to our named executive officers please see “Outstanding Equity Awards at 2020 Fiscal Year-End,” above.
Securities Authorized for Issuance Under Equity Compensation Plans
In October 2012, our Board of Directors adopted and Bimini, then our sole stockholder, approved, the 2012 Plan. The 2012 Plan provides for the award of stock options, stock appreciation rights, stock awards, Performance Units, other equity-based awards (and dividend equivalents with respect to awards of Performance Units and other equity-based awards) and incentive awards. The 2012 Plan is administered by the Compensation Committee of our Board of Directors except that our Board of Directors will administer awards made to directors who are not employees of us or our affiliates. The 2012 Plan provides for awards of up to an aggregate of 10% of the issued and outstanding shares of our common stock (on a fully diluted basis) at the time of the awards, subject to a maximum aggregate of 4,000,000 shares of our common stock.

The following table sets forth certain information regarding our equity compensation plans as of December 31, 2020.

	Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	95,500	$—	3,652,843
Equity compensation plans not approved by security holders	—	—	—
Total	95,500	—	3,652,843

Board Recommendation on Proposal
The Board unanimously recommends a vote FOR the adoption and approval of the 2021 Plan.  The management proxy holders will vote all duly submitted proxies FOR adoption and approval of the 2021 Plan unless duly instructed otherwise.  All members of the Board and our executive officers are eligible for Awards under the 2021 Plan and thus have a personal interest in the approval of the 2021 Plan.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
The following table sets forth certain information as of April 15, 2021 relating to the beneficial ownership of our common stock by (i) all persons that we know beneficially own more than 5% of our outstanding common stock, (ii) each of our named executive officers and directors, and (iii) all of our executive officers and directors as a group. In accordance with SEC rules, beneficial ownership includes:
•	all shares the investor actually owns beneficially or of record;
•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days after April 15, 2021).
Knowledge of the beneficial ownership of our common stock is drawn solely from statements filed with the SEC pursuant to Section 13(d) or 13(g) of the Exchange Act. Except as otherwise indicated, to our knowledge, each stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by the stockholder.
Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. Except as indicated in the footnotes to the table below, the business address of the stockholders listed below is the address of our principal executive office, 3305 Flamingo Drive, Vero Beach, Florida 32963.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1)	7,107,973	7.5%
Vanguard Group, Inc.(2)	3,539,725	3.7%
Robert E. Cauley(3)	147,477	*
George H. Haas, IV	129,903	*
Paula Morabito(4)	36,191	*
W Coleman Bitting(5)	46,203	*
Frank P. Fillips(5)	52,558	*
Ava L. Parker(4)	38,523	*
All Directors and Executive Officers as a Group	450,855	*

*	Represents less than 1% of the outstanding common stock.
(1)
Information based on a Schedule 13G filed with the SEC on January 29, 2021 by BlackRock, Inc. (“BlackRock”), 55 East 52nd Street, New York, NY 10055. BlackRock has (a) sole voting power over 7,034,503 shares; (b) shared voting power over zero shares; (c) sole dispositive power over 7,107,973 shares; and (d) shared dispositive power over zero shares. BlackRock beneficially owns 7,107,973 shares. This total includes shares on behalf of BlackRock Advisors, LLC, BlackRock Asset Management Canada Limited, BlackRock Fund Advisors, BlackRock Institutional Trust Company, N.A., BlackRock Financial Management, Inc. and BlackRock Investment Management, LLC.

(2)
Information based on a Schedule 13G filed with the SEC on February 10, 2021 by Vanguard Group, Inc. (“Vanguard”), 100 Vanguard Blvd., Malvern, PA 19355. Vanguard has (a) sole voting power over zero shares; (b) shared voting power over 45,310 shares; (c) sole dispositive power over 3,466,288 shares; and (d) shared dispositive power over 73,437 shares. Vanguard beneficially owns 3,539,725 shares.

(3)	Includes 250 shares of common stock owned by Mr. Cauley’s son. Mr. Cauley disclaims beneficial ownership of these shares.
(4)
Includes 30,415 deferred stock units, each representing the right to receive one share of common stock, acquired as quarterly grants under the 2012 Plan, or in lieu of the monthly dividend on the Company’s common stock.

(5)	Includes 25,259 deferred stock units, each representing the right to receive one share of common stock, acquired as quarterly grants under the 2012 Plan.

DELINQUENT SECTION 16(a) REPORTS
Our directors and executive officers are required to file reports of initial ownership and changes in ownership of our securities with the SEC. To our knowledge, based solely on a review of copies of such reports filed with the SEC and written representations that no other reports were required, we believe that all such filing requirements were timely met, except for one Form 4 for each of Ava Parker and Paula Morabito, each an independent director of our company, in connection with single transactions reporting the issuance of DSUs in lieu of our monthly dividend pursuant to the reporting person’s election for February 2020.

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics that is applicable to all of our officers, directors and employees, if any. We have also adopted a Code of Ethics for Senior Financial Officers that is applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers may be accessed from the Corporate Governance section of our website at https://ir.orchidislandcapital.com, and will be made available in print to any stockholder upon written request delivered to our corporate secretary at Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963. We intend to disclose any waivers from, or amendments to, our Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers required to be disclosed by applicable law or stock exchange listing standards by posting a description of such waiver or amendment on our website at https://ir.orchidislandcapital.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
 Management Agreement
We are externally managed and advised by our Manager pursuant to the terms of a management agreement. Our Manager is responsible for administering our business activities and day-to-day operations, subject to the supervision and oversight of our Board of Directors. We pay our Manager a monthly management fee, payable in arrears, and began reimbursing our Manager for certain expenses commencing with the calendar quarter beginning July 1, 2014.
Under the current management agreement, we paid our Manager aggregate management fees of approximately $5,280,000 for the year ended December 31, 2020 and approximately $5,528,000 for the year ended December 31, 2019. In addition, during the year ended December 31, 2020, we reimbursed our Manager approximately $1,514,000, which represents an allocation of overhead expenses, including approximately $613,000 for the portion of Mr. Haas’ salary due to his service to us as our Chief Financial Officer. The term of the management agreement was automatically renewed in accordance with the terms of the agreement on February 20, 2021, and will automatically be renewed for one-year terms thereafter unless we terminate the agreement for cause. Upon the expiration of any automatic renewal term, our Manager may elect not to renew the management agreement without cause, and without penalty, on 180-days’ prior written notice to us. Should we terminate the management agreement without cause, we will pay to the Manager a termination fee equal to three times the average annual management fee, as defined in the management agreement, before or on the last day of the term of the management agreement.
 Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements require, among other things, that we indemnify our directors and certain officers to the fullest extent permitted by law and advance to our directors and certain officers all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted.
 Related Person Transaction Policies
Our Board of Directors adopted a policy providing that any investment transaction between Bimini, our Manager or any of their affiliates and us requires the prior approval of a majority of our independent directors.
Our Board of Directors also adopted a written policy regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we are to be a participant, the amount involved exceeds $120,000 and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the policy, a related person would need to promptly disclose to the Audit Committee any related person transaction and all material facts about the transaction. The Audit Committee would then assess and promptly communicate that information to our Board of Directors. Based on its consideration of all of the relevant facts and circumstances, the Audit Committee will decide whether or not to approve such transaction and will generally approve only those transactions that do not create a conflict of interest. If we become aware of an existing related person transaction that has not been pre-approved under this policy, the transaction will be referred to the Audit Committee, which will evaluate all options available, including ratification, revision or termination of such transaction. Our policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.
In fulfilling its responsibility, the Audit Committee will review the relevant facts of each related person transaction or series of related transactions and either approve, ratify or disapprove such transaction or transactions. The Audit Committee will take into account such factors as it deems necessary or appropriate in deciding whether to approve, ratify or disapprove any related person transaction, including any one or more of the following:
•	the terms of the transaction;
•	the benefits to us of the transaction;
•	the availability of other sources for comparable products or services;
•	the terms available to unrelated third parties or to employees generally; and
•
the impact on a director’s independence in the event that such director is a party to the transaction or such director, an immediately family member of such director or an entity in which such director is an executive officer or has a direct or indirect material interest is a party to the transaction.

No director may participate in any consideration or approval of a related person transaction with respect to which such director or any of such director’s immediate family members is the related person or has a direct or indirect material interest. Related person transactions will only be approved if they are determined to be in, or not inconsistent with, the best interests of the Company.
On an annual basis, we will solicit information from each of our directors and executive officers to identify related person transactions. If a related person transaction that has not been previously approved or previously ratified is identified, the Audit Committee will promptly consider all of the relevant facts. If the transaction is ongoing, the Audit Committee may ratify or request the rescission, amendment or termination of the related person transaction. If the transaction has been completed, the Audit Committee may seek to rescind the transaction where appropriate and may recommend that our Board of Directors or we take appropriate disciplinary action where warranted. In addition, the Audit Committee will generally review any ongoing related person transactions on an annual basis to determine whether to continue, modify or terminate such related person transactions.
In addition, our Code of Business Conduct and Ethics, which is reviewed and approved by our Board of Directors and provided to all our directors, officers and the persons who provide services to us pursuant to the management agreement, requires that all such persons avoid any situations or relationships that involve actual or potential conflicts of interest, or perceived conflicts of interest, between an individual’s personal interests and our interests. Pursuant to our Code of Business Conduct and Ethics, each of these persons must disclose any conflicts of interest, or actions or relationships that might give rise to a conflict, to their supervisor or our secretary. If a conflict is determined to exist, the person must disengage from the conflict situation or terminate his provision of services to us. Our Chief Executive Officer, Chief Financial Officer, principal accounting officer and certain other persons who may be designated by our Board of Directors, whom we collectively refer to as our financial executives, must consult with our Audit Committee with respect to any proposed actions or arrangements that are not clearly consistent with our Code of Business Conduct and Ethics. In the event that a financial executive wishes to engage in a proposed action or arrangement that is not consistent with our Code of Business Conduct and Ethics, the executive must obtain a waiver of the relevant provisions of our Code of Business Conduct and Ethics in advance from our Audit Committee.

STOCKHOLDER COMMUNICATIONS
Stockholders and other interested parties may communicate with any director, including the Chairman of the Board and the chairman of any committee of the Board or with the non-management directors as a group, by sending a letter to the attention of the appropriate person or persons (which may be marked as confidential) addressed in care of our corporate secretary at Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963. All communications received by our corporate secretary will be forwarded to the intended recipient(s). Any such communications may be made anonymously.
Concerns relating to accounting, internal controls or auditing matters are immediately brought to the attention of the Chair of the Audit Committee and handled in accordance with procedures approved by the Board of Directors with respect to such matters. A copy of such procedures for the submission and handling of complaints or concerns regarding accounting, internal accounting controls or auditing matters is included in our Code of Business Conduct and Ethics, which is published in the Corporate Governance section of our website at https://ir.orchidislandcapital.com.
PROPOSALS OF STOCKHOLDERS
Any stockholder intending to present a proposal at our 2022 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than December 23, 2021. To be included in the proxy statement for the 2022 annual meeting, the proposal must comply with the requirements as to form and substance established by the SEC and our bylaws, and must be a proper subject for stockholder action under Maryland law.
Pursuant to our current bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders without seeking to have such a nomination or proposal included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or proposal at our 2022 annual meeting of stockholders must notify us in writing of such proposal by December 23, 2021, but in no event earlier than November 24, 2021.
Any such nomination or proposal should be sent to Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida, 32963, Attn: Secretary, and, to the extent applicable, must include the information required by our bylaws and otherwise comply with the requirements established by our bylaws.
“HOUSEHOLDING” OF PROXY STATEMENT AND ANNUAL REPORT
The SEC rules allow for the delivery of a single copy of the Notice of Annual Meeting of Stockholders or set of proxy materials to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and the Notice of Annual Meeting of Stockholders they receive to beneficial owners may be householding. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.
If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy statements and annual reports to stockholders. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our stock to have all of your accounts registered in the same name and address. You may do this, or request separate copies in the future, by contacting our transfer agent, Continental Stock Transfer & Trust Company, by telephone at (212) 509-4000 or in writing at 1 State Street, 30th Floor, New York, New York 10004-1561.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963, Attn: Secretary, or contact our Secretary via telephone at (772) 231-1400.
You can also refer to our website at https://ir.orchidislandcapital.com. Information at, or connected to, our website is not and should not be considered part of this proxy statement.
2020 ANNUAL REPORT
Our 2020 Annual Report is being mailed to stockholders concurrently with this proxy statement. The 2020 Annual Report, however, is not part of the proxy solicitation material. A copy of our 2020 Annual Report as filed with the SEC, which includes our consolidated financial statements for the year ended December 31, 2020, is available on our website at https://ir.orchidislandcapital.com. You may obtain additional copies of our 2020 Annual Report free of charge by directing your request in writing to our corporate secretary at Orchid Island Capital, Inc., 3305 Flamingo Drive, Vero Beach, Florida 32963.
OTHER MATTERS
So far as is known, no matters other than those described herein are expected to come before the Annual Meeting. It is intended, however, that the proxies solicited hereby will be voted on any other matters which may properly come before the meeting, or any adjournment or postponement thereof, in the discretion of the person or persons voting such proxies unless the stockholder has indicated on the proxy card that the shares represented thereby are not to be voted on such other matters.
ADJOURNMENTS
Adjournments may be made for the purpose of, among other things, soliciting additional proxies. Any adjournment may be made from time to time by approval of the holders of a majority of the shares present in person or by proxy at the Annual Meeting (whether or not a quorum exists) without further notice other than by an announcement made at the Annual Meeting. If the Annual Meeting is adjourned or postponed for any reason, all proxies will be voted at the reconvened Annual Meeting in the same manner as such proxies would have been voted at the original convening of the Annual Meeting (except for proxies that have, at that time, effectively been revoked or withdrawn). The Company does not currently intend to seek an adjournment of the Annual Meeting.
Vero Beach, Florida
April 22, 2021

APPENDIX A

ORCHID ISLAND CAPITAL, INC.

2021 EQUITY INCENTIVE PLAN

ARTICLE I
DEFINITIONS
As used herein, the following terms shall have the meanings set forth below:
1.01.	Accounting Firm
“Accounting Firm” means the independent accounting firm engaged by the Company in connection with a Change in Control.
1.02.	Affiliate
“Affiliate” means, with respect to any entity, any other entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the first entity (including, but not limited to, joint ventures, limited liability companies and partnerships).  For this purpose, the term “control” (including the correlative meanings of the terms “controlled by” and “under common control with”) shall mean ownership, directly or indirectly, of fifty percent (50%) or more of the total combined voting power of all classes of voting securities issued by such entity, or the possession, directly or indirectly, of the power to direct the management and policies of such entity, by contract or otherwise.  Notwithstanding the foregoing, the Manager shall be deemed an Affiliate of the Company for purposes of the Plan for so long as the Manager serves as the external manager of the Company.

1.03.	Agreement
“Agreement” means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Award.
1.04.	Award
“Award” means any Option, SAR, Stock Award, award of Restricted Stock Units, Other Equity-Based Award, Incentive Award, Cash Award, Performance Unit or Substitute Award, together with any other right or interest, granted to a Participant pursuant to the Plan.
1.05.	Board
“Board” means the Board of Directors of the Company.
1.06.	Cash Award
“Cash Award” means an Award denominated in cash and granted under Article XII.
1.07.	Change in Control
“Change in Control” means a change in control of the Company which will be deemed to have occurred after the date hereof if:

(a) any “person” as such term is used in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof except that such term shall not include (A) the Company or any of its subsidiaries, (B) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (C) an underwriter temporarily holding securities pursuant to an offering of such securities, (D) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company’s common stock, or (E) any person or group as used in Rule 13d-1(b) under the Exchange Act, is or becomes the Beneficial Owner, as such term is defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of outstanding Company securities;

(b) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than (i) a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c) or (d) of this Section 1.07 or (ii) a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation in which the holders of Company voting securities immediately before the merger or consolidation continue to own more than 50% or more of the combined voting power of the Company or the surviving entity in the merger or consolidation or any parent thereof outstanding immediately after such merger or consolidation; or

(d) there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (or any transaction having a similar effect, including a liquidation) other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power and common stock of which is owned by stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale.
If a Change in Control (as defined in clauses (a) through (d) above) constitutes a payment event with respect to any Award that provides for the deferral of compensation and is subject to Section 409A, no payment will be made under that award on account of a Change in Control unless the event described in clause (a), (b), (c) or (d) above, as applicable, constitutes a “change in control event” as defined in Section 409A.
1.08.	Code
“Code” means the Internal Revenue Code of 1986, as amended.

1.09.	Committee
“Committee” means the Compensation Committee of the Board.  Unless otherwise determined by the Board, the Committee shall consist solely of two or more non-employee members of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 promulgated under the Exchange Act or any successor rule and an “independent director” under the rules of any exchange or automated quotation system on which the Common Stock is listed, traded or quoted; provided, however, that any action taken by the Committee shall be valid and effective, whether or not the members of the Committee at the time of such action are later determined not to have satisfied the foregoing requirements or otherwise provided in any charter of the Committee. If there is no Compensation Committee, then “Committee” means the Board. With respect to awards made to a member of the Board who is not an employee of the Company, the Manager or one (1) of their respective Affiliates, “Committee” means the Board.
1.10.	Common Stock
“Common Stock” means the common stock, par value $0.01 per share, of the Company.
1.11.	Company
“Company” means Orchid Island Capital, Inc., a Maryland corporation.
1.12.	Control Change Date
“Control Change Date” means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date determined by the Committee as the date upon which the last of such transactions occurs.
1.13.	Corresponding SAR
“Corresponding SAR” means a SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.
1.14.	Dividend Equivalent Right
“Dividend Equivalent Right” means the right, subject to the terms and conditions prescribed by the Committee, of a Participant to receive (or have credited) cash, shares or other property in amounts equivalent to the cash, shares or other property dividends declared on shares of Common Stock with respect to specified Restricted Stock Unit, Other Equity-Based Award, Incentive Award or Performance Units denominated in shares of Common Stock or other Company securities, as determined by the Committee in its sole discretion. The Committee may provide that such Dividend Equivalent Rights (if any) shall be distributed only when, and to the extent that, the underlying award is vested or earned and also may provide that Dividend Equivalent Rights (if any) shall be deemed to have been reinvested in additional shares of Common Stock or otherwise reinvested.

1.15.	Effective Date
“Effective Date” means [●], 2021.1
1.16.	Exchange Act
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
1.17.	Fair Market Value
“Fair Market Value” means, on any given date, the reported “closing” price of a share of Common Stock on the New York Stock Exchange for such date or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which a quotation exists. If, on any given date, the Common Stock is not listed for trading on the New York Stock Exchange, then Fair Market Value shall be the “closing” price of a share of Common Stock on such other stock exchange on which the Common Stock is listed for trading for such date (or, if there is no closing price for a share of Common Stock on the date in question, the closing price for a share of Common Stock on the last preceding date for which such quotation exists) or, if the Common Stock is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith and in accordance with Section 409A.
1.18.	Grant Date
“Grant Date” means the date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.
1.19.	Incentive Award
“Incentive Award” means an award granted under Article XI which, subject to the terms and conditions prescribed by the Committee, entitles the Participant to receive a payment from the Company or an Affiliate of the Company.
1.20.	Initial Value
“Initial Value” means, with respect to a Corresponding SAR, the Option price per share of the related Option and, with respect to a SAR granted independently of an Option, the price per share of Common Stock as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant (or one hundred ten percent (110%) of the Fair Market Value on the date of grant in the case of a Corresponding SAR that relates to an incentive stock option granted to a Ten Percent Stockholder).  Except as provided in Articles XIV, XV and XVIII, without the approval of stockholders (a) the Initial Value of an outstanding SAR may not be reduced (by amendment, cancellation and new grant or otherwise) and (b) no payment shall be made in cancellation of a SAR if, on the date of amendment, cancellation, new grant or payment, the Initial Value exceeds Fair Market Value.

1.21.	Manager
“Manager” means Bimini Advisors, LLC, a Delaware limited liability company, the Company’s external manager, or any entity that subsequently becomes the Company’s external manager.
1.22.	Net After Tax Amount
“Net After Tax Amount” means the amount of any Parachute Payments or Capped Payments, as applicable, net of taxes imposed under Sections 1, 3101(b) and 4999 of the Code and any state or local income taxes applicable to the Participant on the date of payment, determined using the highest combined effective rate imposed by the foregoing taxes on income of the same character as the Parachute Payments or Capped Payments, as applicable, in effect on the date of payment.
1.23.	Non-Employee Director
“Non-Employee Director” means a member of the Board who is not an employee or officer of the Company, the Manager or any of their respective Affiliates.
1.24.	Option
“Option” means a stock option that entitles the holder to purchase from the Company a stated number of shares of Common Stock at the price set forth in an Agreement.
1.25.	Other Equity-Based Award
“Other Equity-Based Award” means any Award other than an Incentive Award, Option, SAR, Stock Award, award of Restricted Stock Units or Performance Unit, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, Common Stock (including securities convertible into Common Stock) or other equity interests.
1.26.	Parachute Payment
“Parachute Payment” means a payment that is described in Section 280G(b)(2) of the Code, determined in accordance with Section 280G of the Code and the regulations promulgated or proposed thereunder.
1.27.	Participant
“Participant” means an employee or officer of the Company or an Affiliate of the Company, a member of the Board, or an individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or an Affiliate of the Manager), and who satisfies the requirements of Article IV and is selected by the Committee to receive one (1) or more Awards.

1.28.	Performance Unit
“Performance Unit” means an Award granted to a Participant under Article XIII that is based upon one (1) or more performance goals or objectives specified by the Committee.  The Committee may adjust any of such performance goals or objectives as it deems equitable.
1.29.	Person
“Person” means any firm, corporation, partnership, or other entity.  “Person” also includes any individual, firm, corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.  Notwithstanding the preceding sentences, the term “Person” does not include (a) the Company or any of its subsidiaries, (b) any director or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (c) any underwriter temporarily holding securities pursuant to an offering of such securities or (d) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Common Stock.
1.30.	Plan
“Plan” means this Orchid Island Capital, Inc. 2021 Equity Incentive Plan, as amended from time to time.
1.31.	Prior Plan
“Prior Plan” means the Orchid Island Capital, Inc. 2012 Equity Incentive Plan, as amended from time to time.
1.32.	REIT
“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.
1.33.	Restricted Stock
“Restricted Stock” means a share of Common Stock granted to a Participant that is subject to certain restrictions and a risk of forfeiture.
1.34.	Restricted Stock Unit
“Restricted Stock Unit” means a right granted to a Participant under Article IX entitling the Participant to receive a payment (in cash, shares of Common Stock or a combination thereof) on a specified settlement date equal to the value of a share of Common Stock.

1.35.	SAR
“SAR” means a stock appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each share of Common Stock encompassed by the exercise of the SAR, the excess, if any, of the Fair Market Value at the time of exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.
1.36.	Section 409A
“Section 409A” means Section 409A of the Code, as amended from time to time, including the guidance and regulations promulgated thereunder and successor provisions, guidance and regulations thereto.
1.37.	Stock Award
“Stock Award” means Restricted Stock or unrestricted Common Stock awarded to a Participant under Article VIII.
1.38.	Substitute Award
“Substitute Award” means an Award granted in substitution for a similar award as a result of certain business transactions.
1.39.	Ten Percent Stockholder
“Ten Percent Stockholder” means any individual owning more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a “parent corporation” or “subsidiary corporation” (as such terms are defined in Section 424 of the Code) of the Company.  An individual shall be considered to own any voting shares owned (directly or indirectly) by or for his or her brothers, sisters, spouse, ancestors or lineal descendants and shall be considered to own proportionately any voting shares owned (directly or indirectly) by or for a corporation, partnership, estate or trust of which such individual is a stockholder, partner or beneficiary.

ARTICLE II
PURPOSES
The Plan is intended to assist the Company and its Affiliates in recruiting and retaining employees, members of the Board and other individuals who provide services to the Company, the Manager or any Affiliates of the Company or the Manager with ability and initiative by enabling such Persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders.  The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive stock options”) and Options not so qualifying, and the grant of SARs, Stock Awards, awards of Restricted Stock Units, Other Equity-Based Awards, Incentive Awards, Cash Awards, Performance Units and Substitute Awards in accordance with the Plan and any procedures that may be established by the Committee.  No Option that is intended to be an incentive stock option shall be invalid for failure to qualify as an incentive stock option.

ARTICLE III
ADMINISTRATION
The Plan shall be administered by the Committee.  The Committee shall have authority to grant Awards upon such terms (not inconsistent with the provisions of the Plan), as the Committee may consider appropriate.  Such terms may include conditions (in addition to those contained in the Plan), on the transferability, forfeitability and exercisability of all or any part of an Award.  The Committee may, in its discretion, make any amendments, modifications or adjustments to outstanding Awards and the terms thereof.  In addition, the Committee shall have complete authority to interpret all provisions of the Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of the Plan.
The Committee’s determinations under the Plan (including without limitation, determinations of the individuals to receive Awards, the form, amount and timing of Awards, the terms and provisions of Awards and the Agreements) need not be uniform and may be made by the Committee selectively among individuals who receive, or are eligible to receive, Awards, whether or not such persons are similarly situated.  The express grant in the Plan of any specific power to the Committee with respect to the administration or interpretation of the Plan shall not be construed as limiting any power or authority of the Committee with respect to the administration or interpretation of the Plan.  Any decision made, or action taken, by the Committee in connection with the administration of the Plan shall be final and conclusive.  The members of the Committee shall not be liable for any act done in good faith with respect to the Plan or any Agreement or Award.  All expenses of administering the Plan shall be borne by the Company.
ARTICLE IV
ELIGIBILITY
Any officer or employee of the Company or any Affiliate of the Company (including a trade or business that becomes an Affiliate of the Company after the adoption of the Plan) and any member of the Board is eligible to participate in the Plan.  In addition, any other individual who provides services to the Company or an Affiliate of the Company (including an individual who provides services to the Company or an Affiliate of the Company by virtue of employment with, or providing services to, the Manager or an Affiliate of the Manager) is eligible to participate in the Plan if the Committee, in its sole reasonable discretion, determines that the participation of such individual is in the best interest of the Company.

ARTICLE V
COMMON STOCK SUBJECT TO PLAN
5.01.	Common Stock Issued
Upon the grant, exercise or settlement of an Award, the Company may deliver to the Participant Common Stock from its authorized but unissued Common Stock, shares purchased on the open market or by private purchase or a combination of the foregoing.
5.02.	Aggregate Limit
Subject to adjustment as provided under Article XV, the maximum aggregate number of shares of Common Stock that may be delivered with respect to Awards under the Plan is equal to the sum of (a) 4,000,000 shares of Common Stock, (b) 3,366,623 shares that remain available for issuance under the Prior Plan as of the Effective Date and (c) any shares of Common Stock that become available for Awards under this Plan pursuant to Sections 5.03 and 5.04 below. The maximum aggregate number of shares of Common Stock that may be issued under the Plan through incentive stock options granted under the Plan is equal to 7,366,623 shares of Common Stock.
5.03.	Reallocation of Shares
If any Award expires, is forfeited or is terminated without having been exercised or is paid in cash without a requirement for the delivery of shares of Common Stock, then any shares covered by such lapsed, cancelled, expired, unexercised or cash-settled portion of such Award. For the avoidance of doubt, Awards of Restricted Stock shall not be considered “delivered shares” for this purpose until vesting. The number of shares of Common Stock withheld in payment of the tax withholding obligation related to an Award other than an Option or a SAR will be again available for Awards under the Plan. If shares of Common Stock are issued in settlement of a SAR granted under the Plan, the number of shares of Common Stock available under the Plan shall be reduced by the number of shares of Common Stock for which the SAR was exercised rather than the number of shares of Common Stock issued in settlement of the SAR.  For the avoidance of doubt, (a) the number of shares of Common Stock tendered or withheld in payment of any exercise or purchase price of an Option or a SAR or taxes relating to an Option or a SAR, including shares that were subject to an Option or a SAR but were not issued or delivered as a result of the net settlement or net exercise of such Option or SAR and (b) shares of Common Stock repurchased on the open market with the proceeds of an Option’s exercise price, will be considered “delivered shares” and will not, in each case, be again available for Awards. To the extent permitted by applicable law or the rules of any exchange on which the Common Stock is listed for trading, Common Stock issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by the Company or any Affiliate of the Company shall not reduce the number of shares of Common Stock available for issuance under the Plan.
5.04.	Shares Available Under the Prior Plan
Shares of Common Stock subject to an award granted under the Prior Plan and outstanding as of the Effective Date (a “Prior Award”) that expires, is forfeited, terminates without having been exercised or is settled for cash (in whole or part), the shares of Common Stock subject to such Prior Award shall, to the extent of such expiration, forfeiture, termination or cash settlement, become available for future grants of Awards under the Plan. For the avoidance of doubt, a number of shares of Common Stock equal to the difference between (a) the maximum number of shares of Common Stock that could have been settled pursuant to performance-based Prior Awards, and (b) the actual number of shares of Common Stock delivered upon settlement of performance-based Prior Awards, shall become available for future grants of Awards under the Plan. Notwithstanding anything to the contrary contained herein, the following shares of Common Stock subject to Prior Awards shall not be added to the shares of Common Stock authorized for grant under Section 5.02 and shall not be available for future grants of Awards: (i) shares tendered or withheld by the Company in payment of the exercise or grant price of a Prior Award and (ii) shares of Stock tendered or withheld by the Company to satisfy any tax withholding obligation with respect to a Prior Award. For the avoidance of doubt, no awards will be granted under the Prior Plan on or following the Effective Date.

5.05.	Director Award Limitations
No Non-Employee Director may receive in any one (1) calendar year more than five hundred thousand dollars ($500,000) in the aggregate in (a) Awards (as calculated by the Award’s fair value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto as of the Grant Date) and (b) cash compensation (including, retainers and cash-based awards).  For any calendar year in which a Non-Employee Director (i) first (1st) commences service on the Board, (ii) serves on a special committee of the Board, or (iii) serves as lead director or chairman of the Board, additional Awards, including Cash Awards or other cash compensation whether or not paid pursuant to the Plan, may be granted to such Non-Employee Director in excess of such limit.  Further, the limit set forth in this Section 5.05 shall be applied without regard to grants of (x) Awards, if any, including Cash Awards or other cash compensation whether or not paid pursuant to the Plan, made to a Non-Employee Director during any period in which such individual was an employee of the Company or any Affiliate of the Company or was otherwise providing services to the Company or to any Affiliate of the Company (including by virtue of employment with, or providing services to, the Manager or an Affiliate of the Manager) other than in the capacity as a director of the Company or (y) Substitute Awards granted to any Non-Employee Director.
ARTICLE VI
OPTIONS
6.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.
6.02.	Option Price
The price per share of Common Stock purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  Notwithstanding the preceding sentence, the price per share of Common Stock purchased on the exercise of any Option that is an incentive stock option granted to an individual who is a Ten Percent Stockholder on the date such Option is granted, shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date the Option is granted.  Except as provided in Articles XIV, XV and XVIII, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders.  In addition, no payment shall be made in cancellation of an Option without the approval of stockholders if, on the date of cancellation, the Option price exceeds Fair Market Value.

6.03.	Maximum Option Period
The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten (10) years from the date such Option was granted.  In the case of an incentive stock option granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Option shall not be exercisable after the expiration of five (5) years from the date of grant.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.
6.04.	Incentive Stock Options
Incentive stock options may only be granted to employees of the Company or its “parent” and “subsidiaries” (as such terms are defined in Section 424 of the Code).  For purposes of determining the applicability of Section 422 of the Code (relating to incentive stock options), the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.
6.05.	Exercise
Subject to the provisions of the Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that to the extent that the aggregate Fair Market Value (determined as of the date an Option is granted) of the Common Stock with respect to which incentive stock options (granted under the Plan and all plans of the Company and its “parents” and “subsidiaries” (as such terms are defined in Section 424 of the Code)) are exercisable for the first time by an individual during any calendar year exceeds one hundred thousand dollars ($100,000), such Options shall be treated as Options that do not qualify as incentive stock options.  An Option granted under the Plan may be exercised with respect to any number of whole shares of Common Stock less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares of Common Stock with respect to which the Option is exercised.

6.06.	Payment
Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering shares of Common Stock, by attestation of ownership of Common Stock, by a broker-assisted cashless exercise or in such other form or manner acceptable to the Committee.  If Common Stock is used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined on the date of exercise) of the Common Stock so surrendered or other consideration paid must not be less than the Option price of the shares for which the Option is being exercised.
6.07.	Stockholder Rights
No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to an Option until the date of exercise of such Option.
6.08.	Disposition of Shares
A Participant shall notify the Company of any sale or other disposition of Common Stock acquired pursuant to an Option that was an incentive stock option if such sale or disposition occurs (a) within two (2) years of the grant of an Option or (b) within one (1) year of the issuance of the Common Stock to the Participant.  Such notice shall be in writing and directed to the Secretary of the Company.
ARTICLE VII
SARS
7.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of shares of Common Stock covered by such awards and the terms and conditions of such awards.
7.02.	SAR Price
The price per share of Common Stock purchased on the exercise of an SAR shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the SAR is granted.  Except as provided in Articles XIV, XV and XVIII, the price per share of Common Stock of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of stockholders.  In addition, no payment shall be made in cancellation of an SAR without the approval of stockholders if, on the date of cancellation, the SAR price exceeds Fair Market Value.
7.03.	Maximum SAR Period
The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten (10) years from the date of grant.  In the case of a Corresponding SAR that is related to an incentive stock option granted to a Participant who is a Ten Percent Stockholder on the date of grant, such Corresponding SAR shall not be exercisable after the expiration of five (5) years from the date of grant. The terms of any SAR may provide that it has a term that is less than such maximum period.

7.04.	Exercise
Subject to the provisions of the Plan and the applicable Agreement, a SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine; provided, however, that a Corresponding SAR that is related to an incentive stock option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the Option price of the related Option.  A SAR granted under the Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of a SAR shall not affect the right to exercise the SAR from time to time in accordance with the Plan and the applicable Agreement with respect to the remaining shares of Common Stock subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares of Common Stock with respect to which the SAR is exercised.
7.05.	Settlement
At the Committee’s discretion, the amount payable as a result of the exercise of a SAR may be settled in cash, Common Stock, or a combination of cash and Common Stock.  In accordance with the provisions of Section 17.06, a fractional share of Common Stock will not be deliverable upon the exercise of a SAR, but a cash payment will be made in lieu thereof.
7.06.	Stockholder Rights
No Participant shall have any rights as a stockholder with respect to shares of Common Stock subject to a SAR until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Stock.
ARTICLE VIII
STOCK AWARDS
8.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Stock Award (either in the form of Restricted Stock or unrestricted Common Stock) is to be made and will specify the number of shares of Restricted Stock or Common Stock covered by such Stock Award and the terms and conditions of such Stock Award.
8.02.	Vesting
The Committee, on the date of the Stock Award, may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in a Stock Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with reference to one (1) or more performance goals or objectives, or both.

8.03.	Stockholder Rights
Unless otherwise specified in accordance with the applicable Agreement, while the shares of Restricted Stock granted pursuant to the Stock Award may be forfeited or are non-transferable, a Participant will have all rights of a stockholder with respect to a Stock Award, including the right to receive dividends (in respect of which the Committee may allow a Participant to elect, or may require, that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock, applied to the purchase of additional Awards under the Plan or deferred without interest to the date of vesting of the associated Award of Restricted Stock, provided that any such election is intended to comply with Section 409A) and vote the shares of Common Stock; provided, however, that the Committee may prescribe that dividends payable on shares of Restricted Stock subject to a Stock Award shall be accumulated and paid, without interest, when, and to the extent that, the underlying Stock Award becomes nonforfeitable and transferable; and provided further, that during the period that the Stock Award may be forfeited or is non-transferable (a) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of shares of Restricted Stock granted pursuant to a Stock Award, (b) the Company shall retain custody of any certificates representing shares of Restricted Stock granted pursuant to a Stock Award, and (c) the Participant will deliver to the Company a stock power, endorsed in blank, with respect to each Stock Award.  The limitations set forth in the preceding sentence shall not apply after the shares of Restricted Stock granted under the Stock Award are transferable and are no longer forfeitable.
ARTICLE IX
RESTRICTED STOCK UNITS
9.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an award of Restricted Stock Units is to be made and specify the number of Restricted Stock Units covered by such awards and the terms and conditions of such awards.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the award of Restricted Stock Units.
9.02.	Terms and Conditions
The Committee, at the time an award of Restricted Stock Units is made, shall specify the terms and conditions which govern the award.  The terms and conditions of an award of Restricted Stock Units may prescribe that a Participant’s rights in the Restricted Stock Units shall be forfeitable, non-transferable or otherwise restricted for a period of time, which may lapse at the expiration of the deferral period or at earlier specified times, or may be subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an award of Restricted Stock Units shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one (1) or more performance goals or objectives, or both.  An award of Restricted Stock Units may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and an award of Restricted Stock Units may be granted in the settlement of other Awards granted under the Plan.

9.03.	Payment or Settlement
Settlement of an award of Restricted Stock Units shall occur upon expiration of the deferral period specified for each Restricted Stock Unit by the Committee (or, if permitted by the Committee, as elected by the Participant). Restricted Stock Units shall be satisfied by the delivery of (a) a number of shares of Common Stock equal to the number of Restricted Stock Units vesting on such date or (b) an amount in cash equal to the Fair Market Value of a specified number of shares of Common Stock covered by the vesting Restricted Stock Units, or a combination thereof, as determined by the Committee at the date of grant or thereafter.
9.04.	Stockholder Rights
A Participant, as a result of receiving an award of Restricted Stock Units, shall not have any rights as a stockholder until, and then only to the extent that, the award of Restricted Stock Units is earned and settled in shares of Common Stock (to the extent applicable).
ARTICLE X
OTHER EQUITY–BASED AWARDS
10.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of shares of Common Stock or other equity interests covered by such awards and the terms and conditions of such awards.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Other Equity-Based Award.
10.02.	Terms and Conditions
The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award.  The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, non-transferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement.  By way of example and not of limitation, the Committee may prescribe that a Participant’s rights in an Other Equity-Based Award shall be forfeitable or otherwise restricted subject to continued employment or service, the attainment of performance objectives, including objectives stated with respect to one (1) or more performance goals or objectives, or both.  Other Equity-Based Awards may be granted to Participants, either alone or in addition to other Awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan.

10.03.	Payment or Settlement
Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, shall be payable or settled in shares of Common Stock, cash or a combination of shares of Common Stock and cash, as determined by the Committee in its discretion.  Other Equity-Based Awards denominated as equity interests other than Common Stock may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.
10.04.	Stockholder Rights
A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, the Other Equity-Based Award is earned and settled in shares of Common Stock.
ARTICLE XI
INCENTIVE AWARDS
11.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom an Incentive Award is to be made and will specify the terms and conditions of such award.  The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Incentive Award. The maximum amount payable to a Participant in any calendar year with respect to Incentive Awards that are not granted with reference to a number of shares of Common Stock and that will be settled in cash is one million dollars ($1,000,000).
11.02.	Terms and Conditions
The Committee, at the time an Incentive Award is made, shall specify the terms and conditions that govern the award. Such terms and conditions may prescribe that the Incentive Award shall be earned only to the extent that the Participant, the Company or an Affiliate, during a performance period of at least one (1) year, achieves objectives stated with reference to one (1) or more performance measures or criteria prescribed by the Committee.
11.03.	Settlement
An Incentive Award that is earned shall be settled with a single lump sum payment which may be in cash, Common Stock or a combination of cash and Common Stock, as determined by the Committee.
11.04.	Stockholder Rights
No Participant shall, as a result of receiving an Incentive Award, have any rights as a stockholder until the date that the Incentive Award is settled and then only to the extent that the Incentive Award is settled by the issuance of shares of Common Stock.

ARTICLE XII
CASH AWARDS

The Committee is authorized to grant Cash Awards, on a free-standing basis or as an element of, a supplement to, or in lieu of any other Award under the Plan to Participant in such amounts and subject to such other terms as the Committee in its discretion determines to be appropriate.

ARTICLE XIII
PERFORMANCE UNITS
13.01.	Award
In accordance with the provisions of Articles III and IV, the Committee will designate each individual to whom a Performance Unit is to be made and will specify the number of shares of Common Stock or other securities or property covered by such award and the terms and conditions of such award. The Committee also will specify whether Dividend Equivalent Rights are granted in conjunction with the Performance Unit.
13.02.	Performance Goals Generally
The Committee, on the date of the grant of a Performance Unit, shall prescribe that the Performance Unit will be earned, and the Participant will be entitled to receive payment pursuant to the Performance Unit, based on the satisfaction of one (1) or more performance conditions or goals and a targeted level or levels of performance with respect to each of such conditions or goals, subject to, if applicable, continued employment or service. The Committee may establish any such performance conditions or goals based on individual criteria or one (1) or more business criteria for the Company, on a consolidated basis, and/or for specified Affiliates of the Company or business or geographical units of the Company, or other measures of performance, as determined to be appropriate by the Committee in its discretion, which performance conditions or goals may be determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee, in its discretion. Performance conditions or goals may differ for Performance Units granted to any one (1) Participant or to different Participants. The performance period applicable to any Performance Unit shall be set by the Committee in its discretion but shall not exceed ten (10) years.
13.03.	Settlement
At or following the end of the applicable performance period for a Performance Unit, the Committee shall determine the amount, if any, of such Performance Unit that will become vested, exercisable and/or settled. Settlement of such Performance Unit shall be in shares of Common Stock or other securities or property or a combination of the foregoing, in the discretion of the Committee. The Committee may, in its discretion, reduce or increase the amount of vesting, exercisability and/or settlement otherwise to be made in connection with such Performance Unit.

13.04.	Stockholder Rights
No Participant shall, as a result of receiving an Performance Unit, have any rights as a stockholder until the date that the Performance Unit is settled and then only to the extent that the Performance Unit is settled by the issuance of shares of Common Stock.

ARTICLE XIV
SUBSTITUTE AWARDS
Awards may be granted in substitution or exchange for any other Award granted under the Plan or under another plan of the Company or any other right of a Participant to receive payment from the Company.  Awards may be also be granted under the Plan in substitution for similar awards held by individuals who become Participants as a result of a merger, consolidation or acquisition of another entity or the assets of another entity by or with the Company or an Affiliate of the Company.  Notwithstanding anything contained in the Plan to the contrary, such Substitute Awards referred to in the immediately preceding sentence that are Options or SARs may have an exercise price that is less than the Fair Market Value of a share of Common Stock on the date of the substitution if such substitution complies with Section 409A and other applicable laws and exchange rules.  Except as provided in this Article XIV or in Articles XV or XVIII hereof, the terms of outstanding Awards may not be amended to reduce the exercise price or grant price of outstanding Options or SARs or to cancel outstanding Options and SARs in exchange for cash, other Awards or Options or SARs with an exercise price or grant price that is less than the exercise price or grant price of the original Options or SARs without the approval of the stockholders of the Company.
ARTICLE XV
ADJUSTMENT UPON CHANGE IN COMMON STOCK
The maximum number of shares of Common Stock that may be issued under the Plan, the maximum number of shares of Common Stock that may be issued under the Plan through incentive stock options and the terms of outstanding Awards granted under the Plan shall be adjusted as the Board determines is equitably required in the event that (a) the Company (i) effects one (1) or more nonreciprocal transactions between the Company and its stockholders such as a stock dividend, extra-ordinary cash dividend, stock split, subdivision or consolidation of shares of Common Stock that affects the number or kind of shares of Common Stock (or other securities of the Company) or the Fair Market Value (or the value of other Company securities) and causes a change in the Fair Market Value of the shares of Common Stock subject to outstanding Awards or (ii) engages in a transaction to which Section 424 of the Code applies or (b) there occurs any other event which, in the judgment of the Board necessitates such action.  Any determination made under this Article XV by the Board shall be nondiscretionary, final and conclusive.
The issuance by the Company of any class of Common Stock, or securities convertible into any class of Common Stock, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of Common Stock or obligations of the Company convertible into such Common Stock or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the Aggregate Limit, the maximum number of shares of Common Stock that may be issued under the Plan through incentive stock options or the terms of outstanding Awards under the Plan.

The Committee may make Awards under the Plan in substitution for performance shares, phantom shares, share awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate of the Company in connection with a transaction described in the first paragraph of this Article XV.  Notwithstanding any provision of the Plan, the terms of such substituted Awards granted under the Plan shall be as the Committee, in its discretion, determines is appropriate.
ARTICLE XVI
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES
No Option or SAR shall be exercisable, no shares of Common Stock shall be issued, no certificates for shares of Common Stock shall be delivered, and no payment shall be made under the Plan except in compliance with all applicable federal, state and foreign laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all stock exchanges on which the Common Stock may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any certificate issued to represent shares of Common Stock when an Award is granted, settled or exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal, state and foreign laws and regulations.  No Award shall be granted, settled or exercised until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.
ARTICLE XVII
GENERAL PROVISIONS
17.01.	General
Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with any other Award.  In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Article XIX), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.  Without limiting the scope of the preceding sentence, the Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance goals applicable to an Award, and any such performance goals may differ among Awards granted to any one (1) Participant or to different Participants.  Except as otherwise provided in an Agreement, the Committee may exercise its discretion to reduce or increase the amounts payable under any Award.
17.02.	Effect on Employment and Service; Employee Status
Neither the adoption of the Plan, its operation, the grant of any Award, nor any documents describing or referring to the Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate of the Company or in any way affect any right and power of the Company or an Affiliate of the Company to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.  If the terms of any Award provide that (a) it may be earned or exercised, (b) shares may become transferable and non-forfeitable thereunder, or (c) payment will be made thereunder, in each case, only after completion of a specified period of employment or continuous service only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

17.03.	Unfunded Plan
The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under the Plan.  Any liability of the Company to any person with respect to any grant under the Plan shall be based solely upon any contractual obligations that may be created pursuant to the Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.
17.04.	Rules of Construction
(a) Headings are given to the articles and sections of the Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.
(b) All Awards are intended to comply with, or otherwise be exempt from, Section 409A.  The Plan and all Agreements shall be administered, interpreted and construed in a manner consistent with that intent.  Nevertheless, the tax treatment of the benefits provided under the Plan or any Agreement is not warranted or guaranteed.  Neither the Company, its Affiliates nor their respective directors or trustees, officers, employees or advisors (other than in his or her individual capacity as a Participant with respect to his or her individual liability for taxes, interest, penalties or other monetary amounts) shall be held liable for any taxes, interest, penalties or other monetary amounts owed by any Participant or any other taxpayer as a result of the Plan or any Agreement.  If any provision of the Plan or any Agreement is found not to comply with, or otherwise not be exempt from, the provisions of Section 409A, it may be modified and given effect, in the sole discretion of the Committee and without requiring the Participant’s consent, in such manner as the Committee determines to be necessary or appropriate to comply with, or effectuate an exemption from, Section 409A.  Each payment under an Award granted under the Plan shall be treated as a separate identified payment for purposes of Section 409A.
(c) If a payment obligation under an Award or an Agreement arises on account of the Participant’s termination of employment and such payment obligation constitutes “deferred compensation” (as defined under Section 409A), it shall be payable only after the Participant’s “separation from service” (as defined under Section 409A); provided, however, that if the Participant is a “specified employee” (as defined under Section 409A) then, subject to any permissible acceleration of payment by the Committee under Section 409A, any such payment that is scheduled to be paid within six months after such separation from service shall accrue without interest and shall be paid on the first day of the seventh month beginning after the date of the Participant’s separation from service or, if earlier, within fifteen days after the appointment of the personal representative or executor of the Participant’s estate following the Participant’s death.

17.05.	Withholding Taxes
Each Participant shall be responsible for satisfying any income, employment and other tax withholding obligations attributable to participation in the Plan.  Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an Award) or a cash equivalent acceptable to the Committee.  Except to the extent prohibited by Section 409A, any statutory federal, state, district, city or foreign withholding tax obligations also may be satisfied (a) by surrendering to the Company shares of Common Stock previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of shares of Common Stock otherwise issuable to the Participant upon the grant, vesting, settlement and/or exercise of an Award; or (c) by any other method as may be approved by the Committee.  If shares of Common Stock are used to pay all or part of such tax withholding obligation, the Fair Market Value of the shares of Common Stock surrendered, withheld or reduced shall be determined as of the date of surrender, withholding or reduction and the maximum number of shares of Common Stock which may be withheld, surrendered or reduced shall be the number of shares of Common Stock which have a Fair Market Value on the date of surrender, withholding or reduction equal to the aggregate amount of such tax liabilities determined based on the greatest withholding rates for federal, state, foreign and/or local tax purposes, including payroll taxes, that may be utilized (and which may be limited to flat rate withholding) without creating adverse accounting, tax or other consequences to the Company or any of its Affiliates, as determined by the Committee in its sole discretion.
17.06.	Fractional Shares
No fractional share of Common Stock shall be issued or delivered pursuant to the Plan or any Award, but instead, the Committee shall issue a cash payment in lieu of any fractional share of Common Stock.
17.07.	REIT Status
The Plan shall be interpreted and construed in a manner consistent with the Company’s intended status as a REIT.  No Award shall be granted or awarded, and with respect to any Award granted under the Plan, such Award shall not vest, be exercisable or be settled (a) to the extent that the grant, vesting, exercise or settlement could cause the Participant or any other person to be in violation of the share ownership limit or any other limitation on ownership or transfer prescribed by the Company’s charter, or (b) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of the Award could impair the Company’s status as a REIT.
17.08.	Governing Law
All questions arising with respect to the provisions of the Plan and Awards shall be determined by application of the laws of the State of Maryland, without giving effect to any conflict of law provisions thereof, except to the extent Maryland law is preempted by federal law.  The obligation of the Company to sell and deliver shares of Common Stock hereunder is subject to applicable federal and state laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such shares of Common Stock.

17.09.	Clawback
The Plan is subject to any written clawback policies that the Company, with the approval of the Board, may adopt.  Any such policy may subject a Participant’s Awards and amounts paid or realized with respect to Awards under the Plan to reduction, cancelation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that the Company determines should apply to the Plan.
17.10.	Nontransferability
(a) Except as provided in Sections 17.10(c) and (d), each Option and SAR shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution. Notwithstanding anything to the contrary in this Section 17.10, an incentive stock option shall not be transferable other than by will or the laws of descent and distribution.
(b) Except as provided in Sections 17.10(a), (c) and (d), no Award, other than a Stock Award (in the form of unrestricted Common Stock), and no right under any such Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
(c) To the extent specifically provided by the Committee, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities or on such terms and conditions as the Committee may from time to time establish.
(d) An Award may be transferred pursuant to a domestic relations order entered or approved by a court of competent jurisdiction upon delivery to the Company of a written request for such transfer and a certified copy of such order.

ARTICLE XVIII
CHANGE IN CONTROL
18.01.	Impact of Change in Control
In the event of a Change in Control, the Committee is authorized, in its discretion, to cause (a) all outstanding Options and SARs to become fully vested and exercisable immediately prior to such Change in Control and (b) all other outstanding Awards to become earned and non-forfeitable in their entirety upon such Change in Control.
18.02.	Assumption Upon Change in Control
In the event of a Change in Control, the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Award shall be assumed by, or a substitute award shall be granted by, the surviving entity resulting from a transaction described in Section 1.07 (including, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities to elect a majority of the members of the board of directors (or analogous governing body) of such entity).  The assumed or substituted award shall be of the same type of award as the original Award being assumed or substituted and shall have a value, as of the Control Change Date, that is substantially equal to the value of the original Award as of such date as the Committee determines is equitably required, and the assumed or substituted award shall have such other terms and conditions as may be prescribed by the Committee.
18.03.	Cash-Out Upon Change in Control
If an Award is not assumed or replaced with a substitute award in accordance with Section 18.02, upon a Change in Control, the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Award shall be cancelled in exchange for a payment.  The payment may be in cash, shares of Common Stock or other securities or consideration received by stockholders in the Change in Control transaction.  The amount of the payment shall be an amount that is substantially equal to (a) if the Award is denominated or to be settled in cash, the entire amount that can be paid under the Award (which, with respect to a Performance Unit or other performance-based Award, unless otherwise provided by the Committee or an Award Agreement, shall be based upon the number of Performance Units or other performance-based Awards granted, without any performance-related adjustments as provided for in the applicable Award Agreement) or (b) (i) the amount by which the price per share received by stockholders in the Change in Control for each share of Common Stock exceeds the Option price or Initial Value in the case of an Option and SAR, or (ii) for each share of Common Stock subject to an Award denominated in Common Stock or valued in reference to Common Stock (which, with respect to a Performance Unit or other performance-based Award, unless otherwise provided by the Committee or an Award Agreement, shall be the number of Performance Units or other performance-based Awards granted, without any performance-related adjustments as provided for in the applicable Award Agreement), the price per share received by stockholders or (iii) for each other Award denominated in other securities or property, the value of such other securities or property, in each case as determined by the Committee.  If the Option price or Initial Value exceeds the price per share received by stockholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 18.03 without any payment to the Participant.

18.04.	Limitation of Benefits
(a) The benefits that a Participant may be entitled to receive under the Plan and other benefits that a Participant is entitled to receive under other plans, agreements and arrangements (which, together with the benefits provided under the Plan, are referred to as “Payments”), may constitute Parachute Payments that are subject to Sections 280G and 4999 of the Code.  As provided in this Section 18.04, the Parachute Payments will be reduced pursuant to this Section 18.04 if, and only to the extent that, a reduction will allow a Participant to receive a greater Net After Tax Amount than a Participant would receive absent a reduction.
(b) The Accounting Firm will first determine the amount of any Parachute Payments that are payable to a Participant.  The Accounting Firm also will determine the Net After Tax Amount attributable to the Participant’s total Parachute Payments.
(c) The Accounting Firm will next determine the largest amount of Payments that may be made to the Participant without subjecting the Participant to tax under Section 4999 of the Code (the “Capped Payments”).  Thereafter, the Accounting Firm will determine the Net After Tax Amount attributable to the Capped Payments.
(d) The Participant will receive the total Parachute Payments or the Capped Payments, whichever provides the Participant with the higher Net After Tax Amount.  If the Participant will receive the Capped Payments, the total Parachute Payments will be adjusted by first reducing the amount of any benefits under the Plan or any other plan, agreement or arrangement that are not subject to Section 409A (with the source of the reduction to be directed by the Participant) and then by reducing the amount of any benefits under the Plan or any other plan, agreement or arrangement that are subject to Section 409A (with the source of the reduction to be directed by the Participant) in a manner that results in the best economic benefit to the Participant (or, to the extent economically equivalent, in a pro rata manner).  The Accounting Firm will notify the Participant and the Company if it determines that the Parachute Payments must be reduced to the Capped Payments and will send the Participant and the Company a copy of its detailed calculations supporting that determination.
(e) As a result of the uncertainty in the application of Sections 280G and 4999 of the Code at the time that the Accounting Firm makes its determinations under this Section 18.04, it is possible that amounts will have been paid or distributed to the Participant that should not have been paid or distributed under this Section 18.04 (“Overpayments”), or that additional amounts should be paid or distributed to the Participant under this Section 18.04 (“Underpayments”).  If the Accounting Firm determines, based on either the assertion of a deficiency by the Internal Revenue Service against the Company or the Participant, which assertion the Accounting Firm believes has a high probability of success or controlling precedent or substantial authority, that an Overpayment has been made, the Participant must repay the Overpayment to the Company, without interest; provided, however, that no amount will be payable by the Participant to the Company unless, and then only to the extent that, the repayment would either reduce the amount on which the Participant is subject to tax under Section 4999 of the Code or generate a refund of tax imposed under Section 4999 of the Code.  If the Accounting Firm determines, based upon controlling precedent or substantial authority, that an Underpayment has occurred, the Accounting Firm will notify the Participant and the Company of that determination and the amount of that Underpayment will be paid, without interest, to the Participant promptly by the Company.

(f) This Section 18.04 shall not limit or otherwise supersede the provisions of any other agreement between, on the one hand, the Company, the Manager or any of their respective Affiliates, and, on the other hand, a Participant, which specifically provides for the different treatment of Payments that are subject to Sections 280G and 4999 of the Code, including any such agreement which provides that the Participant cannot receive Payments in excess of the Capped Payments.
ARTICLE XIX
AMENDMENT
The Board may amend or terminate the Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding Awards; provided, however, any adjustments made pursuant to Article XIV, XV or XVIII will not be deemed to adversely impair the rights of Participants with respect to outstanding Awards.  In addition, an amendment will be contingent on approval of the Company’s stockholders if such approval is required by law or the rules of any exchange on which the shares of Common Stock are listed or if the amendment would materially increase the benefits accruing to Participants under the Plan, materially increase the aggregate number of shares of Common Stock that may be issued under the Plan (except as provided in Article XV) or materially modify the requirements as to eligibility for participation in the Plan.  For the avoidance of doubt, the Board may not (except pursuant to Article XIV, XV or XVIII) without the approval of stockholders, (a) reduce the Option price per share of an outstanding Option or the Initial Value of an outstanding SAR, (b) make a payment to cancel an outstanding Option or SAR when the Option price or Initial Value, as applicable, exceeds the Fair Market Value or (c) take any other action with respect to an outstanding Option or SAR that may be treated as a repricing of the Award under the rules and regulations of the principal securities exchange on which the shares of Common Stock are listed for trading.
ARTICLE XX
EFFECTIVENESS AND DURATION OF PLAN
Awards may be granted under the Plan on and after the Effective Date.  No Award may be granted under the Plan on and after the tenth (10th) anniversary of the Effective Date.  Awards granted before such date shall remain valid in accordance with th

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ORCHID ISLAND CAPITAL, INC.
2021 Annual Meeting of Stockholders
Tuesday, June 15, 2021
8:00 AM

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement, Proxy Card and Form 10-K are available at www.proxyvote.com .

ORCHID ISLAND CAPITAL, INC.
Annual Meeting of Stockholders
Tuesday, June 15, 2021

The stockholder(s) hereby appoint(s) Robert E. Cauley and George H. Haas, IV, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ORCHID ISLAND CAPITAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, EDT on June 15, 2021, at 3305 Flamingo Drive, Vero Beach, FL 32963, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side